UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )
____________________
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ATLASSIAN

2024

Notice of Annual Meeting of Stockholders and Proxy Statement

December 11, 2024 (Wednesday)
2:00 PM (Pacific Time)

Our Values
They guide what we do, why we create, and who we hire.

Open company, no bullshit	Openness is root level for us. Information is open internally by default and sharing is a first principle. And we understand that speaking your mind requires equal parts brains (what to say), thoughtfulness (when to say it), and caring (how it’s said).

Play, as a team	We spend a huge amount of our time at work. So the more that time doesn’t feel like “work,” the better. We can be serious, without taking ourselves too seriously. We strive to put what’s right for the team first – whether in a meeting room or on a football pitch.

Build with heart and balance	“Measure twice, cut once.” Whether you're building a birdhouse or a business, this is good advice. Passion and urgency infuse everything we do, alongside the wisdom to consider options fully and with care. Then we make the cut, and we get to work.

Be the change you seek	All Atlassians should have the courage and resourcefulness to spark change – to make better our products, our people, our place. Continuous improvement is a shared responsibility. Action is an independent one.

Don’t #@!% the customer	Customers are our lifeblood. Without happy customers, we’re doomed. So considering the customer perspective - collectively, not just a handful - comes first.

3
Notice of 2024 Annual Meeting of Stockholders
Agenda Items

1.To elect the 11 directors nominated by our Board of Directors and named in this Proxy Statement
2.To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2025
3.To approve, on an advisory basis, the compensation of our named executive officers for the fiscal year ending June 30, 2024
We also will consider any other matters that may properly be brought before the Annual Meeting (and any postponements or adjournments of the Annual Meeting). As of the date of this Proxy Statement, we have not received notice of any such matters.
Annual Meeting of Stockholders
Wednesday, December 11, 2024
2:00 p.m. Pacific Time
We will hold the Atlassian Corporation (“Atlassian”) Annual Meeting of Stockholders (the “Annual Meeting”) virtually. To attend, vote, or submit questions, stockholders of record should go to www.virtualshareholdermeeting.com/TEAM2024 and log in using the control number on their Notice of Internet Availability (“Internet Notice”) or proxy card. Beneficial owners of shares held by a broker, bank, or other nominee should review these proxy materials and their Internet Notice or voting instruction form for how to vote in advance of and participate in the Annual Meeting. We encourage you to join the Annual Meeting 15 minutes before the start time. There will not be a physical location for the Annual Meeting, and you will not be able to attend the Annual Meeting in person.
The list of stockholders will be available for inspection by stockholders during the Annual Meeting at www.virtualshareholdermeeting.com/TEAM2024.
Holders of record of shares of our Class A Common Stock and/or Class B Common Stock at the close of business on October 14, 2024 and their proxies are entitled to receive notice of, and to vote at, the Annual Meeting and any and all adjournments, continuations, or postponements thereof. These proxy materials are first being made available to stockholders on October 23, 2024.
Your vote is important. Please vote as promptly as possible.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on December 11, 2024: Both the Proxy Statement and Atlassian’s Annual Report on Form 10-K for the fiscal year ended June 30, 2024, are available electronically at https://investors.atlassian.com/ and www.proxyvote.com.
By order of the Board of Directors,
Stan Shepard
General Counsel
San Francisco, California
October 23, 2024

2024 Proxy Statement

4	Notice of 2024 Annual Meeting of Stockholders
How to Vote

Online at the Annual Meeting	Online Before the Annual Meeting	Phone	Mail
Attend the Annual Meeting virtually at www.virtualshareholdermeeting.com/TEAM2024 and follow the instructions on the website.	Visit www.proxyvote.com and follow the instructions on your proxy card or Internet Notice.	Call 1-800-690-6903 and follow the instructions provided in the recorded message (if you received paper copies of the proxy materials).	Return your completed and signed proxy card in the postage-prepaid envelope accompanying the voting instruction forms.

Note for Street Name Holders: If you are a stockholder who holds shares through a brokerage firm, bank, trust, or other similar organization (that is, in “street name”), please refer to the instructions from the broker or organization holding your shares in an Internet Notice or voting instruction form that was provided to you. If you do not provide voting instructions, we expect that your nominee will only be permitted to vote on Proposal 2.

2024 Proxy Statement

5
Letter to Our Stockholders

To our stockholders, customers, partners, and Atlassians –
As I reflect back on fiscal year 2024, I am filled with immense pride for the transformative year we have had as a business. We exited the fiscal year with over 300,000 customers and generated over $4.3 billion in revenue and $1.4 billion in operating cash flow. These results are not just numbers, but a representation of the trust and reliance that millions of users place in our products each day.
We successfully ended support for our Server offering, migrating more customers to our Cloud and Data Center offerings than we initially projected. This demonstrates our customers' commitment to the Atlassian platform and creates an even greater opportunity for us to deliver differentiated value across the entire product portfolio. We released new products and features like Atlassian Intelligence, Compass, and Virtual Agents for Jira Service Management into general availability, and welcomed Loom to the Atlassian family. We also added six new data residency regions, delivered increased scalability across the product portfolio, and achieved FedRAMP® “In Process” status, driving further momentum with our world-class cloud platform.
We made big strides in the generative AI space. Atlassian Intelligence, our platform-wide AI offering, is delivering game-changing innovation and value to our customers in the cloud with over 30 announced Atlassian Intelligence features across our cloud products. We have also introduced Atlassian Rovo, an entirely new product that takes human-AI collaboration to the next level by integrating contextual information, conversational AI, and agents into workflows. Rovo is an always-on teammate, ready to answer questions, find data, and tackle various tasks, allowing our customers to focus on the highest value work.
Looking ahead, we are fired-up and ready to build on the momentum from last fiscal year. We have a $67 billion serviceable addressable market opportunity across our three markets: software development, service management, and work management, and we are incredibly well positioned to seize the opportunity in each of these three markets. Our teams are laser-focused on our top strategic priorities - continuing our advancements in AI, delivering innovation across our entire product portfolio, and accelerating our evolution into a world-class enterprise company.
These opportunities - coupled with Atlassian’s unique business model and ability to deliver differentiated customer value - set us up to drive long-term, durable growth for years to come.
To the entire Atlassian team, thank you for your hard work, perseverance, and commitment to accelerating the power of teamwork. Thank you all for your support on our journey to unleash the potential of every team.

Michael Cannon-Brookes Chief Executive Officer & Co-Founder

2024 Proxy Statement

6

2024 Proxy Statement

7
Note About Forward-Looking Statements
This Proxy Statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995, which statements involve substantial risks and uncertainties. In some cases, you can identify these statements by forward-looking words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “should,” “estimate,” or “continue,” and similar expressions or variations, but these words are not the exclusive means for identifying such statements. All statements other than statements of historical fact could be deemed forward looking, including statements about our products, product features, including AI capabilities, customers, leadership, business priorities and strategy, market potential, environmental, social and governance efforts, sustainability goals, Team Anywhere, and the goals or effects of our executive compensation programs.
We undertake no obligation to update any forward-looking statements made in this Proxy Statement or to reflect events or circumstances after the date of this Proxy Statement or to reflect new information or the occurrence of unanticipated events, except as required by law.
The achievement or success of the matters covered by such forward-looking statements involves known and unknown risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make. You should not rely upon forward-looking statements as predictions of future events. Forward-looking statements represent our management’s beliefs and assumptions only as of the date such statements are made.
Further information on these and other factors that could affect our financial results is included in filings we make with the Securities and Exchange Commission (the “SEC”) from time to time, including the section titled “Risk Factors” in our most recently filed Forms 10-K and 10-Q. These documents are available on the Financials - SEC Filings section of the Investor Relations section of our website at: https://investors.atlassian.com.
Website references throughout this Proxy Statement are provided for convenience only, and the content on the referenced websites is not incorporated by reference into this Proxy Statement.
Unless otherwise indicated, all reference to “$,” “USD $,” “US dollars,” and “dollars” are to United States dollars and all reference to “AUD $” are to Australian dollars.

Important Notice Regarding the Availability of Proxy Materials for the 2024 Annual Meeting of Stockholders to Be Held on December 11, 2024. The Proxy Statement and Annual Report for the fiscal year ended June 30, 2024 are available at www.proxyvote.com.

2024 Proxy Statement

8
About the Annual Meeting
Who is soliciting my vote?
The Board of Directors (the “Board”) of Atlassian Corporation is soliciting your vote for Atlassian’s 2024 Annual Meeting of Stockholders (the “Annual Meeting”). Unless otherwise indicated, references in this proxy statement (the “Proxy Statement”) to “Atlassian,” “we,” “us,” “our” and the “Company” refer to Atlassian Corporation.
When and where will the Annual Meeting take place?
The Annual Meeting will take place on Wednesday, December 11, 2024 at 2:00 p.m. Pacific Time. The Annual Meeting will occur as a virtual meeting conducted exclusively via a live audio webcast at www.virtualshareholdermeeting.com/TEAM2024.
Why are you holding a virtual Annual Meeting?
Atlassian has embraced remote work through our Team Anywhere approach. The vast majority of Atlassians have flexibility in where they work – whether in an office, from home, or a combination of the two. Team Anywhere means, in part, that we aim to give all Atlassians the same ability to connect no matter from where they join our team.
In keeping with the Team Anywhere philosophy, we are utilizing a virtual meeting format for the Annual Meeting to provide a consistent experience to all stockholders regardless of geographic location. We also believe that the virtual meeting format enhances stockholder access and engagement and reduces the environmental impact of our Annual Meeting. In structuring our virtual Annual Meeting, our goal is to enhance rather than constrain stockholder participation in the meeting, and we have designed the meeting to provide stockholders with the same rights and opportunities to participate as they would have at an in-person meeting.
Where can I access the proxy materials?
Pursuant to the rules of the SEC we have provided access to our proxy materials primarily over the internet. Accordingly, a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) has been mailed (or, if requested, emailed) to our stockholders owning our stock as of the record date, October 14, 2024. Our proxy materials were mailed to those stockholders who have asked to receive paper copies. Instructions on how to access the proxy materials over the internet, receive our proxy materials via email, or request a printed copy by mail may be found in the Internet Notice.
By accessing the proxy materials on the internet or choosing to receive your future proxy materials by email, you will reduce the cost of printing and mailing documents to you and will reduce the impact the Annual Meeting has on the environment. If you choose to receive future proxy materials by email, and you are an Atlassian stockholder as of the record date for next year’s annual meeting, you will receive an email next year with instructions containing a link to those materials. If you choose to receive future proxy materials by mail, you will receive a paper copy of those materials, including a form of proxy or voting instruction form. Your election to receive proxy materials by mail or email will remain in effect until you notify us that you are terminating such election.
How many votes do I have?
Each share of Class A Common Stock is entitled to one vote and each share of Class B Common Stock is entitled to ten votes on all matters to be voted on at the Annual Meeting. Holders of shares of Class A Common Stock and/or Class B Common Stock as of our record date of October 14, 2024 are entitled to vote at the Annual Meeting. A list of our stockholders as of October 14, 2024 will be open for examination by an stockholder beginning ten days prior to the Annual Meeting at our headquarters located at 350 Bush Street, 13th Floor, San Francisco, California 94104 USA. If you would like to view this list, please contact our Corporate Secretary at the address above or IR@atlassian.com to schedule an appointment.

2024 Proxy Statement

About the Annual Meeting	9
What will I be voting on?
Stockholders will be asked to vote on the following matters at the Annual Meeting:

Proposals	Board’s Recommendation	Page
1.To elect Scott Belsky, Shona L. Brown, Michael Cannon-Brookes, Scott Farquhar, Heather M. Fernandez, Sasan Goodarzi, Jay Parikh, Enrique Salem, Steven Sordello, Richard P. Wong and Michelle Zatlyn to serve as directors until the 2025 annual meeting of stockholders and until their successors are duly elected and qualified	FOR each nominee	61
2.To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2025	FOR	62
3.To approve, on an advisory basis, the compensation of our named executive officers for the fiscal year ending June 30, 2024	FOR	63
We will also transact any other business that may properly come before the Annual Meeting, although we are not aware of any such business as of the date of this Proxy Statement.
How do I vote in advance of the Annual Meeting?
If you are a stockholder of record, you may cast your vote in advance of the meeting in any of the following ways:

Internet	Phone	Mail
Visit www.proxyvote.com and follow the instructions on your proxy card or Internet Notice.	Call 1-800-690-6903 and follow the instructions provided in the recorded message (if you received paper copies of the proxy materials).	Return your completed and signed proxy card in the postage-prepaid envelope accompanying the voting instruction forms.
If you are a stockholder who holds shares through a brokerage firm, bank, trust or other similar organization (that is, in “street name”), please refer to the instructions from the broker or organization holding your shares.
How do I participate in the Annual Meeting?
You are entitled to participate in the Annual Meeting if you were a stockholder as of the close of business on October 14, 2024, the record date, or hold a valid proxy for the meeting. To participate in the virtual meeting, including to vote, ask questions and to view the list of registered stockholders as of the record date during the meeting, you must access the meeting website at www.virtualshareholdermeeting.com/TEAM2024, enter the 16-digit control number found on your Internet Notice, proxy card, or voting instruction form, and follow the instructions on the website. If your shares are held in street name and your voting instruction form or Internet Notice indicates that you may vote those shares through www.proxyvote.com, then you may access, participate in and vote at the Annual Meeting with the 16-digit access code indicated on that voting instruction form or Internet Notice. Otherwise, stockholders who hold their shares in street name should contact their bank, broker or other nominee (preferably at least five days before the Annual Meeting) and obtain a “legal proxy” in order to be able to attend, participate in, or vote at the Annual Meeting. The meeting webcast will begin promptly at 2:00 p.m. Pacific Time. Online check-in will begin approximately 15 minutes before then and we encourage you to allow ample time for check-in procedures. If you experience technical difficulties during the check-in process or during the meeting, information for live technical support can be found at the meeting website at www.virtualshareholdermeeting.com/TEAM2024.
We will endeavor to answer as many stockholder-submitted questions that comply with the meeting rules of conduct as time permits. We reserve the right to edit profanity or other inappropriate language and to exclude questions regarding topics that are not pertinent to meeting matters or Company business. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition.
Regardless of whether you plan to participate in the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. Accordingly, we encourage you to vote in advance of the Annual Meeting by one of the methods indicated above.
Additional information regarding the rules and procedures for participating in the Annual Meeting will be set forth in our meeting rules of conduct, which stockholders can view during the meeting on the meeting website.

2024 Proxy Statement

10
2024 Proxy Statement Summary and Highlights
2024 Business Highlights
Our mission is to unleash the potential of every team. Through a connected portfolio of products with discrete value propositions that are built on the Atlassian platform and data model, the Atlassian System of Work gives all teams the right teamwork foundations so they can plan and track work, align on goals, and unleash knowledge across the organization. The Atlassian platform is the common technology foundation for our products and solutions that drives connection between teams, information, and workflows across the entire organization. Additionally, we help leadership teams gain actionable insights and visibility across their organizations and deliver solutions for specialized teams, like product and development teams and IT operations and support teams.
Our primary products include Jira for planning and project management, Confluence for content creation and sharing, Jira Service Management for team service, management, and support applications, and Loom for asynchronous video collaboration. Together, our connected portfolio of products form integrated solutions that are deeply entrenched in how teams collaborate and how organizations run, and provide customers all the benefits of analytics, automation, and now AI, as well as integrations with thousands of third-party apps.
In fiscal year 2024, we achieved strong business and financial results, including:

Total Revenue $4.4 billion	Cloud Revenue $2.7 billion	Operating Cash Flow $1.4 billion	Free Cash Flow(1) $1.4 billion
23% from FY23	29% from FY23	from $868 million in FY23	Free Cash Flow Margin of 32%

45,842 Customers with >$10,000 in Cloud Annualized Recurring Revenue(2) (“Cloud ARR”)	18% from FY23	524 Customers Spending >$1M Annually with Atlassian	48% from FY23

(1) Free Cash Flow is not a U.S. generally accepted accounting principles (“GAAP”) measure. See Appendix A to this Proxy Statement for information regarding non-GAAP financial measures, including a reconciliation of Free Cash Flow to the most directly comparable GAAP financial measure.
(2) See Appendix A for a description of this metric.

2024 Proxy Statement

2024 Proxy Statement Summary and Highlights	11
Board and Corporate Governance Highlights
Atlassian is governed by a Board consisting of a highly experienced, qualified, and diverse group of directors. All of our director nominees, other than Mike Cannon-Brookes, our Chief Executive Officer (“CEO”) & Co-Founder, and Scott Farquhar, our Co-Founder & former Co-CEO, are independent within the meaning of the listing standards of The Nasdaq Stock Market LLC (“Nasdaq”). The figures below highlight the independence, tenure, diversity, and age of our director nominees.
Independence

■	Independent
■	Non-independent
Tenure(1)

■	0-5 years
■	6-10 years
■	>10 years

Diversity

■	Gender or Ethnically Diverse
■	Non Gender or Ethnically Diverse
Age

■	41-45
■	46-50
■	51-55
■	56-60
(1)Director tenure is measured by completed years of service from the initial month of service through the filing of this Proxy Statement.
Our Board does not believe in a specific limit for the overall length of time a director may serve. Directors who have served on the Board for an extended period can provide valuable insight into the operations and future of Atlassian based on their experience with, and understanding of, Atlassian’s history, policies, and objectives as well as the industry in which it operates. As an alternative to term limits, our Board seeks to maintain an average tenure of ten years or less for its independent directors.
Our corporate governance structure is designed to promote long-term stockholder value creation through the leadership and oversight provided by our thoughtfully composed Board. Our Board is committed to maintaining alignment with stockholder interests through our strong governance practices and by seeking and incorporating stockholder feedback that informs key areas of focus for our Board and our Company each year.

Corporate Governance Best Practices

  Independent Chair of the Board, separate from CEO role
  100% independent committees and committee chairs
  Board membership criteria established with consideration of potential director nominee’s personal and professional integrity, strong ethics, and values, and ability to make mature business judgments, with the objective of having a Board with diverse backgrounds and experience
  Diverse Board in terms of race, ethnicity, gender, age, education, skills, cultural background, professional experiences, and tenure
  Commitment to consider underrepresented people of color and different genders as potential director nominees

  Annual Board and committee evaluations
  Executive sessions of independent directors for all quarterly Board meetings led by the Chair of the Board
  Director orientation and continuing education programs
  Committee meetings open to all directors
  Annual election for all directors
  Majority voting standard for election of directors
  Removal of directors with or without cause
  Minimum stock ownership guidelines for both executive officers and directors
  Channels for stockholder feedback

For more detailed information on Atlassian’s corporate governance and risk oversight framework, see “Directors and Corporate Governance.”

2024 Proxy Statement

12
Directors and Corporate Governance
Nominees for Election
Our Board is composed of highly experienced directors who have led, advised and established leading global organizations. Our Board has taken a thoughtful approach to board composition so that our directors have backgrounds that collectively add significant value to the strategic decisions made by Atlassian and that enable them to provide oversight of management and accountability to our stockholders. Our directors have extensive backgrounds as entrepreneurs, technologists, operational and financial experts, investors, executives, and advisors. In addition, we have worked hard to strike a balance between long-term understanding of our business and fresh external perspectives, as well as to have a diversity of backgrounds and perspectives within the boardroom.
The following table sets forth the names, ages, and certain other information for each of our director nominees. It also includes the membership of our standing committees that are expected to remain in effect following the Annual Meeting if all the director nominees are elected.

					Committee Membership
Director Nominee	Age	Director Since	Other Public Company Boards	Independent	Audit	Compensation and Leadership Development	Nominating and Corporate Governance
Scott Belsky Chief Strategy Officer, EVP of Design & Emerging Products, Adobe, Inc.	44	2024	0
Shona L. Brown Independent Advisor, Former Senior Vice President of Google.org Independent Board Chair	58	2015	1
Michael Cannon-Brookes CEO & Co-Founder, Atlassian Corporation	44	2002	0
Scott Farquhar Co-Founder & Former Co-CEO, Atlassian Corporation	44	2002	0
Heather M. Fernandez Co-Founder and CEO, Solv., Inc.	48	2015	0
Sasan Goodarzi CEO, Intuit, Inc.	56	2018	1
Jay Parikh Former CEO, Lacework, Inc.	51	2013	0
Enrique Salem Managing Director, Bain Capital Ventures	58	2013	2
Steven Sordello Former Chief Financial Officer, LinkedIn Corporation	55	2015	1

2024 Proxy Statement

Directors and Corporate Governance	13

					Committee Membership
Director Nominee	Age	Director Since	Other Public Company Boards	Independent	Audit	Compensation and Leadership Development	Nominating and Corporate Governance
Richard P. Wong General Partner, Accel Partners	55	2010	1
Michelle Zatlyn Co-Founder, President and Chief Operating Officer, Cloudflare, Inc.	45	2021	1

= Member	= Chair
Director Experience and Qualifications Matrix
The following matrix highlights the mix of key skills, qualities, attributes, and experiences of the nominees that, among other factors, led the Board and the Nominating and Corporate Governance Committee (the “Nominating Committee”) to recommend these nominees for election to the Board. The matrix is intended to depict notable areas of focus for each director, and not having a mark does not mean that a particular director does not possess that qualification or skill. Nominees have developed these skills through education, direct experience, and oversight responsibilities. Additional biographical information is set out starting on page 15.

	Scott Belsky	Shona L. Brown	Michael Cannon- Brookes	Scott Farquhar	Heather M. Fernandez	Sasan Goodarzi	Jay Parikh	Enrique Salem	Steven Sordello	Richard P. Wong	Michelle Zatlyn
Public Company CEO/ President Experience as a CEO or President of a public company.
Executive at Scale Experience leading at a company that is operating at scale.
Audit / Finance / Accounting Knowledge of financial markets, financing and accounting and financial reporting processes.
Technologist Expertise in engineering or development of software products or services, computer science, information technology or technology research and development.
Sales and Marketing Experience in sales management, marketing campaign management, marketing/advertising or public relations.

2024 Proxy Statement

14	Directors and Corporate Governance

	Scott Belsky	Shona L. Brown	Michael Cannon- Brookes	Scott Farquhar	Heather M. Fernandez	Sasan Goodarzi	Jay Parikh	Enrique Salem	Steven Sordello	Richard P. Wong	Michelle Zatlyn
Human Capital / Compensation / Employee Development Experience human capital development at an organization, including attracting and retaining top talent.
Enterprise Software Industry Experience as a leader at companies operating in the enterprise software industry.
Risk / Cybersecurity / Privacy Experience in enterprise risk oversight, including directors with experience in cybersecurity and data privacy management.
Strategy / Business Development / M&A / Venture Capital Experience in creating long-term value through investment, acquisitions and growth strategies.
Board Diversity Matrix
In accordance with Nasdaq Listing Rule 5605(f), the following chart shows certain self-identified personal characteristics of our directors as of September 30, 2024:

Total Number of Directors:	11

Part I: Gender Identity	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	3	8	0	0
Part II: Demographic Background
Asian	1	2	0	0
Hispanic or Latinx	0	1	0	0
White	3	5	0	0
Two or More Races or Ethnicities	1	0	0	0
Persons Who Identify as Middle Eastern	2
Did Not Disclose Demographic Background	0

2024 Proxy Statement

Directors and Corporate Governance	15
Biographies
Set forth below are the names and certain information about each of our director nominees, all of whom are currently members of the Board. There are no family relationships among any of our directors or executive officers. Our directors serve until the next annual meeting of stockholders and until their successors are elected and qualified, subject to earlier resignation or removal. Please see Proposal 1 in this Proxy Statement for more information about the election of our directors.

Scott Belsky Chief Strategy Officer, EVP of Design & Emerging Products, Adobe, Inc.

Independent Director Age: 44 Director Since: 2024 Committees: Compensation and Leadership Development
Professional Experience
•Chief Strategy Officer and Executive Vice President of Design & Emerging Products at Adobe, Inc. (“Adobe”), a creative design software company (2023 to present)
•Chief Product Officer and Executive Vice President for Creative Cloud at Adobe (2017 to 2023)
•Venture investor at Benchmark, a venture capital firm (2016 to 2017)
•Head of Behance & VP Products, Creative Cloud at Adobe (2012 to 2016)
•CEO and Founder of Behance LLC, a social media platform for creative work, which was acquired by Adobe in 2012 (2006 to 2012)
Education
•Bachelor of Science from Cornell University
•M.B.A. from Harvard Business School
Key Skills and Qualifications
•Deep strategy and product experience, from a broad range of executive roles at Adobe and as co-founder and CEO of Behance until its acquisition by Adobe, combining an understanding of product strategy and operations at varying scales
•Thought leader in the product and design space, with domain expertise in the AI, serving as an investor and advisor for companies including Pinterest, Uber, and Airtable, and authoring two books, entitled The Messy Middle and Making Ideas Happen

2024 Proxy Statement

16	Directors and Corporate Governance

Shona L. Brown Independent Advisor

Board Chair since
2018
Independent Director
Age: 58
Director Since: 2015
Committees: Compensation and Leadership Development
Other Public Company Boards: DoorDash, Inc.
Prior Public Company Boards (last 5 years): PepsiCo, Inc.

Professional Experience
•Senior advisor to Google Inc. (now Alphabet Inc.) (“Google”), an internet search and technology company (2013 to 2015)
•Senior Vice President of Google.org, Google’s charitable organization (2011 to 2012)
•Vice President and later Senior Vice President, Business Operations of Google (2003 to 2011)
•Consultant (1995 to 2003) and Partner (2000 to 2003) of McKinsey & Company, a consulting firm
Education
•Bachelor of Computer in Systems Engineering from Carleton University
•Master of Arts in philosophy and economics from Oxford University
•Ph.D. from the Department of Industrial Engineering and Engineering Management at Stanford University
Key Skills and Qualifications
•Extensive experience in organizational structure, people operations, and culture gained from her decade-long tenure as an executive at Google, in a period during which Google grew from 500 to 50,000 employees; thought leadership through co-authoring a book, entitled Competing on the Edge: Strategy as Structured Chaos, which introduced a new strategic model for competing in volatile markets
•Significant public company board experience, as the current Lead Independent Director of DoorDash, Inc. and a former director of PepsiCo, Inc. with additional corporate governance experience as an advisor and board member to a portfolio of technology startups and a number of non-profit organizations
•Expertise in public policy and sustainability from leading Google’s technology for social impact efforts

Michael Cannon-Brookes CEO and Co-Founder, Atlassian Corporation

Age: 44 Director Since: 2002
Professional Experience
•CEO & Co-Founder of Atlassian (2002 to Present)
•Adjunct Professor of Computer Science & Engineering at University of New South Wales, Australia (2014 to Present)
Education
•Bachelor of Science in information systems from the University of New South Wales, Australia
Key Skills and Qualifications
•Innovative industry leadership as one of our Co-Founders and over two decades as our Chief Executive Officer provide unique and invaluable experience to the Atlassian Board
•Deep knowledge of Atlassian’s products, customers, culture, and values gained from developing and executing Atlassian’s strategic priorities since its founding
•Decades leading Atlassian and investing in businesses across the technology industry, providing an extensive understanding of the markets in which Atlassian operates

2024 Proxy Statement

Directors and Corporate Governance	17

Scott Farquhar Co-Founder & Former Co-CEO, Atlassian Corporation

Age: 44 Director Since: 2002
Professional Experience
•Co-CEO & Co-Founder of Atlassian (2002 to August 2024)
•Chair of the Board of Atlassian (2016 to 2018)
•Interim Chief Financial Officer of Atlassian (July 2022 to September 2022)
Education
•Bachelor of Science in business information technology from the University of New South Wales, Australia
Key Skills and Qualifications
•Innovative industry leadership as one of our Co-Founders and over two decades as our Co-Chief Executive Officer (including previous terms of service as our interim Chief Financial Officer and Board Chair) provides unique and invaluable experience to the Atlassian Board
•Deep knowledge of Atlassian’s product, customers, culture, and values gained from developing and executing Atlassian’s strategic priorities from its founding until August 2024
•Decades leading Atlassian and investing in businesses across the technology industry, providing an extensive understanding of the markets in which Atlassian operates

Heather M. Fernandez CEO, Solv., Inc.

Independent Director Age: 48 Director Since: 2015 Committees: Audit; Nominating and Corporate Governance
Professional Experience
•CEO and Co-Founder of Solv, Inc., a private company focused on connecting consumers and healthcare providers using technology solutions (2016 to Present)
•Various senior management positions in sales and marketing, including most recently Senior Vice President and General Manager of Business Services, of Trulia, Inc. (“Trulia”), an online residential real estate website, which was acquired by Zillow, Inc. (“Zillow”) in 2015 (2006 to 2015)
Education
•Bachelor of Arts in political science from University of California, Berkeley
•M.B.A. from Stanford University Graduate School of Business
Key Skills and Qualifications
•Executive leadership and management experience, including as CEO, at consumer-facing software companies
•Deep expertise in sales and marketing gained from service as an executive leading advertising, product, market, and sales strategy at Trulia until its acquisition by Zillow in 2015

2024 Proxy Statement

18	Directors and Corporate Governance

Sasan Goodarzi CEO, Intuit, Inc.

Independent Director Age: 56 Director Since: 2018 Committees: Compensation and Leadership Development Other Public Company Boards: Intuit, Inc.
Professional Experience
•CEO of Intuit, Inc. (“Intuit”), a financial software company (2019 to Present)
•Executive Vice President and General Manager of Intuit’s Small Business Group (2016 to 2019)
•Senior Vice President and General Manager of Intuit’s ProTax division and Intuit Financial Services (2004 to 2010)
•Global President of the Projects Group of Invensys, a global provider of industrial automation, transportation and controls technology (2002 to 2004)
•Various senior leadership roles of the automation control division of Honeywell (1993 to 2002)
Education
•Bachelor of Science in electrical engineering from University of Central Florida
•M.B.A. from Kellogg School of Management at Northwestern University
Key Skills and Qualifications
•Almost 20 years of experience driving product leadership and growth at Intuit, a $150+ billion multinational software company, including serving as CEO during Intuit’s evolution from a tax and accounting platform to an “AI-driven expert platform”
•Deep expertise in the customer, product, technology, go-to-market, and public policy/government relations domains from decades of experience as a leader in the software industry

Jay Parikh Former CEO, Lacework, Inc.

Independent Director Age: 51 Director Since: 2013 Committees: Compensation and Leadership Development Prior Public Company Boards (last 5 years): Social Capital Hedosophia Holdings Corp. V
Professional Experience
•CEO of Lacework, Inc. (“Lacework”), a cloud security company (2021 to 2024)
•Vice President of Global Engineering and Infrastructure of Facebook, Inc. (now Meta Platforms, Inc.) (“Facebook”) (2009 to 2021)
•Senior Vice President, Engineering & Operations of Ning, Inc., a social networking company (2007 to 2009)
•Vice President of Engineering of Akamai Technologies, Inc., a cloud services provider (1999 to 2007)
Education
•Bachelor of Science in mechanical engineering from Virginia Tech
Key Skills and Qualifications
•Extensive experience building and scaling multiple technology organizations; led the global teams that designed, developed, built, and operated Facebook’s infrastructure and platforms as its community grew between 2009 and 2021
•Strong management and cybersecurity expertise, including serving as CEO of Lacework, a high-growth cloud security startup, recently acquired by Fortinet, Inc.

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Enrique Salem Managing Director, Bain Capital Ventures

Independent Director
Age: 58
Director Since: 2013
Committees:
Audit; Nominating and Corporate Governance
Other Public Company Boards: DocuSign, Inc. Rubrik, Inc.
Prior Public Company Boards (last 5 years):
Mandiant, Inc.; ForeScout Technologies, Inc.

Professional Experience
•Managing Director of Bain Capital Ventures (2014 to Present)
•Various senior management positions, including most recently President and CEO, of Symantec Corporation (“Symantec”), a cybersecurity company (2004 to 2012)
•President and CEO of Brightmail, Inc., an email filtering company, which was acquired by Symantec Corporation in 2004 (2002 to 2004)
•Director of several public and private companies
Education
•Bachelor of Arts in computer science from Dartmouth College
Key Skills and Qualifications
•Significant cybersecurity expertise from his tenure as the President and CEO of Symantec and as an investor in a number of early-stage infrastructure software companies
•Deep knowledge of and informed perspectives on corporate governance, risk management, and finance practices from experiences as CEO of a public company operating at scale and director and investor of multiple public and private software companies

2024 Proxy Statement

20	Directors and Corporate Governance

Steven Sordello Former SVP and Chief Financial Officer, LinkedIn Corporation

Independent Director Age: 55 Director Since: 2015 Committees: Audit Other Public Company Boards: Compass, Inc.
Professional Experience
•Senior Vice President and Chief Financial Officer of LinkedIn Corporation (“LinkedIn”), an online business-oriented social networking service, which was acquired by Microsoft Corporation (“Microsoft”) in 2016 (2007 to 2022)
•Chief Financial Officer of TiVo, Inc., a manufacturer of digital video recorders (2006 to 2007)
•Various senior management positions, including most recently Chief Financial Officer, of Ask Jeeves, Inc., an internet search engine company, which was acquired by IAC in 2005 (1999 to 2005)
•Various finance roles at Adobe Systems Incorporated, a software company (1994 to 1999)
•Various finance roles at Syntex Corporation, a pharmaceuticals company (1992 to 1994)
Education
•Bachelor of Science in business from Santa Clara University
•M.B.A. from Santa Clara University
Key Skills and Qualifications
•Extensive background in strategy, operational and financial management, mergers and acquisitions and corporate leadership from decades of experience as a financial executive at consumer-facing and enterprise software companies operating at scale
•As Senior Vice President and Chief Financial Officer at LinkedIn, oversaw major transactions including the company’s IPO and its $26.2 billion acquisition by Microsoft
•Additional public company and audit committee expertise from tenures as independent director and audit committee member of Compass, Inc. and of Cloudera, Inc. until its merger with Hortonworks, Inc.

Richard P. Wong General Partner, Accel Partners

Independent Director Age: 55 Director Since: 2010 Committees: Nominating and Corporate Governance Other Public Company Boards: UiPath, Inc.
Professional Experience
•General Partner of Accel Partners, a venture capital firm (2006 to Present)
•Various senior management positions, including Senior Vice President of Products and Chief Marketing Officer, of Openwave Systems Inc., a mobile software company
•Director of several private companies
Education
•Bachelor of Science in materials science and engineering from the Massachusetts Institute of Technology (“MIT”)
•Master of Management from MIT Sloan School of Management
Key Skills and Qualifications
•Almost two decades of experience scaling and guiding high-growth technology companies as an investor, including guiding a number of private companies through successful M&A and IPO exits
•Industry experience as a product and marketing leader at software companies
•Broad corporate governance expertise from serving on the boards of directors of a variety of public and private software companies
•During his tenure on the Atlassian Board, has guided the Company through its IPO and from $149 million in annual revenue in 2013 to $4.4 billion in 2024

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Directors and Corporate Governance	21

Michelle Zatlyn President and COO, Cloudflare, Inc.

Independent Director Age: 45 Director Since: 2021 Committees: Audit Other Public Company Boards: Cloudflare, Inc.
Professional Experience
•Co-Founder, Chief Operating Officer (2016 to Present), and President (2020 to Present) of Cloudflare, Inc. (“Cloudflare”), a connectivity cloud company
•Head of User Experience of Cloudflare (2009 to 2016)
Education
•Bachelor of Science in chemistry and business from McGill University
•M.B.A. from Harvard Business School
Key Skills and Qualifications
•Strong executive, strategic, and operational experience, as well as expertise as a product development leader, from growing Cloudflare from a start-up to a global, publicly-listed company
•A woman leader in the technology industry, recognized by Fortune’s 40 Under 40 list, Marie Claire’s 7th Annual New Guard, and womentech networks’ 100 Top Women in Tech Leaders to Watch in 2024
•Deep knowledge of our customers and products from firsthand experience using Atlassian products while scaling Cloudflare

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22	Directors and Corporate Governance
Director Independence
As required by the Nasdaq listing standards, a majority of the members of our Board must qualify as “independent,” as affirmatively determined by our Board. Our Board consults with our legal counsel to ensure that its determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in the applicable Nasdaq listing standards. In addition, in making its determination, the Board considers any arms-length transactions made in the ordinary course between Atlassian and certain related entities, for instance the purchase from Atlassian of software products and services by companies of which a director is an executive officer and vice versa.
After review of all relevant transactions and relationships between each director, any of their family members, Atlassian, our executive officers and our independent registered public accounting firm, the Board has affirmatively determined that a majority of our Board is comprised of independent directors. Our current independent directors are: Mr. Belsky, Dr. Brown, Ms. Fernandez, Mr. Goodarzi, Mr. Parikh, Mr. Salem, Mr. Sordello, Mr. Wong, and Ms. Zatlyn.
The Board also concluded that all members of each of the Audit Committee, Compensation and Leadership Development Committee (the “CLDC”) and the Nominating Committee are independent within the meaning of our Corporate Governance Guidelines and Nasdaq listing standards, including the additional independence requirements applicable to members of the Audit Committee and the CLDC.
Board Leadership Structure
Each year, the Board appoints a Board Chair, reviews its leadership structure and determines whether, at the time, it is in the best interests of Atlassian and our stockholders for the role of Board Chair to be held by someone other than our CEO. When the same person serves as both Board Chair and CEO, the independent directors may appoint a Lead Independent Director.
Currently, the roles of Board Chair and CEO are separated. In September 2024, Dr. Brown was re-appointed as Board Chair. At this time, the Board has determined that it is not necessary to appoint a Lead Independent Director given that the Board has determined Dr. Brown to be independent. The Board believes this governance structure, which consists of an independent Board Chair, a CEO (who is also a director), and a majority of independent, engaged directors, is optimal at this time for guiding our company and maintaining the focus required to achieve our business goals. In particular, Atlassian and our Board recognize the importance of the effective oversight that is provided by our independent Board members.
While separation of the Board Chair and CEO roles is not required under our Bylaws or Corporate Governance Guidelines, the Board believes that at this time it is appropriate for us and in the best interests of Atlassian and our stockholders. The Board believes this structure provides an effective balance between strong company leadership and oversight by independent directors with expertise from outside Atlassian, as it enables Mr. Cannon-Brookes to focus his attention on our business strategy and operations.
Board Meetings and Committees
During our fiscal year ended June 30, 2024, our Board held ten meetings. Each director attended at least 75% of the aggregate of (i) the total number of meetings of our Board held during the period for which he or she has been a director and (ii) the total number of meetings held by all committees of our Board on which he or she served during the periods that he or she served.
Although we do not have a formal policy regarding attendance by members of our Board at annual meetings of stockholders, we encourage, but do not require, our directors to attend. Two of the then-serving members of our Board attended the 2023 Annual Meeting of Stockholders.
Our Board has established the Audit Committee, the CLDC, and the Nominating Committee.
Each committee has a written charter that it reviews annually, making recommendations to the Board for any charter revisions that might be needed to reflect evolving best practices. All three committee charters are available on our website at https://investors.atlassian.com/ under “Corporate Governance—Governance Documents.” The members of each committee are independent and appointed by the Board based on recommendations of the Nominating Committee.

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The composition and responsibilities of each of the committees of our Board, as of the date of this Proxy Statement, is described below. Members will serve on these committees until their resignation or until as otherwise determined by our Board.

Audit Committee

Members Steven Sordello (Chair) Heather M. Fernandez Enrique Salem Michelle Zatlyn
All Committee members are independent and meet the requirements of financial literacy under Nasdaq listing standards.
Mr. Sordello has been determined to qualify as an audit committee financial expert.
Number of meetings in fiscal year 2024: 8
Committee Report: page 59

The Audit Committee oversees our accounting and financial reporting process, the auditing of our financial statements and our management’s assessment and mitigation of enterprise risks. Among other matters, the Audit Committee’s responsibilities include:
•Selecting and hiring our independent registered public accounting firm.
•Evaluating the performance and independence of our independent registered public accounting firm and the performance of Atlassian’s internal audit function.
•Approving the audit and pre-approving any non-audit services to be performed by our independent registered public accounting firm.
•Reviewing our financial statements and related disclosures and reviewing our critical accounting policies and practices.
•Reviewing the adequacy and effectiveness of our internal control policies and procedures and our disclosure controls and procedures.
•Overseeing and reviewing our guidelines and policies that govern the process by which our exposure to risk is assessed and managed by management.
•Overseeing procedures for the treatment of complaints on accounting, internal accounting controls, or audit matters.
•Reviewing and discussing with management and the independent registered public accounting firm the results of our annual audit and the financial statements included in our publicly filed reports.
•Reviewing and approving any proposed related party transactions.

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Compensation and Leadership Development Committee

Members Sasan Goodarzi (Chair) Scott Belsky (1) Shona L. Brown Jay Parikh	All Committee members are independent. Number of meetings in fiscal year 2024: 4 Committee Report: page 50

(1) Mr. Belsky was appointed to the CLDC concurrently with his appointment to the Board on August 1, 2024.

The CLDC reviews and approves our compensation structure, policies and programs, including the compensation and benefits of our executive officers. Among other matters, the CLDC’s responsibilities include:
•Establishing, overseeing, and administering employee compensation, including incentive-based compensation plans, such as employee bonus plans, and equity-based plans, and benefits policies and programs and overseeing related risks.
•Reviewing and approving compensation programs and awards for our executive officers and non-employee directors.
•Establishing performance goals for our executive officers and evaluating the performance of our executive officers in light of those goals and objectives.
•Reviewing executive officer succession plans, leadership development, attraction and retention and related risks.
•Reviewing and approving the peer group of companies used to inform our evaluation of compensation for our executive officers, other employees and directors.
•Sole authority to retain and oversee the engagement of compensation consultants, legal counsel, or other advisors to advise the CLDC at the expense of Atlassian.
•Reviewing with management our annual Compensation Discussion and Analysis.
•Preparing and approving the annual CLDC Report.
The CLDC may delegate its authority to one or more subcommittees or to one member of the CLDC, in accordance with applicable law. The CLDC delegates its authority to members of management to determine certain types of awards under our equity-based compensation plans for employees who are not executive officers. The CLDC has delegated authority to management to determine cash awards under our cash incentive plans for non-executive officers.

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Nominating and Corporate Governance Committee

Members Richard P. Wong (Chair) Heather M. Fernandez Enrique Salem	All Committee members are independent. Number of meetings in fiscal year 2024: 2

The Nominating Committee identifies individuals qualified to become members of the Board, recommends to the Board the director nominees for election at each annual meeting of stockholders, develops and maintains our Corporate Governance Guidelines and oversees the evaluation of the Board and its committees. Among other matters, the Nominating Committee’s responsibilities include:
•Recommending to the Board criteria for Board and committee membership, including requisite expertise and characteristics that will help create a Board with sufficiently diverse and independent backgrounds.
•Establishing a process for evaluating nominees for the Board, including nominees recommended by stockholders.
•Recommending to the Board the director nominees for election at each annual meeting of stockholders, based on a review of the minimum qualifications, independence and diversity requirements and other criteria approved by the Board.
•Reviewing all stockholder nominations and proposals submitted to Atlassian and recommending to the Board appropriate action on each such nomination or proposal.
•Developing and regularly assessing a set of Corporate Governance Guidelines applicable to Atlassian that satisfy the applicable requirements under Nasdaq rules.
•Overseeing the Board’s performance and annual self-evaluation process.

2024 Proxy Statement

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Compensation Committee Interlocks and Insider Participation
During fiscal year 2024, Dr. Brown and Messrs. Goodarzi and Parikh served on the CLDC. Mr. Belsky joined the CLDC concurrently with his Board appointment on August 1, 2024. None of the members of the CLDC has been an officer or employee of Atlassian. None of our executive officers serves on the board of directors or compensation committee of a company that has an executive officer that serves on the Board or the CLDC.
Director Selection and Board Evaluation
Identifying and Evaluating Director Candidates
The Nominating Committee uses a variety of methods for identifying and evaluating director nominees. Candidates may come to the attention of the Nominating Committee through directors, management, stockholders or third parties. The Nominating Committee and the Board believe it is in the best interests of Atlassian and its stockholders to obtain highly qualified individuals to serve on the Board.
The Nominating Committee regularly assesses the appropriate size, composition and needs of the Board and its respective committees and the qualifications of candidates in light of these needs. The Nominating Committee believes that it is important to maintain and consistently refresh a list of qualified potential candidates for nomination.
The Nominating Committee will evaluate and recommend candidates for membership on the Board consistent with criteria established by the committee. In identifying prospective director candidates, the Nominating Committee may consider all facts and circumstances that it deems appropriate or advisable, including, among other things, the skills of the prospective director candidate, their independence, their depth and breadth of business experience, the needs of the Board and the diversity of viewpoints, background, experience and other characteristics, such as geographic background, nationality, culture, gender, sexual orientation, ethnicity, race, and age, that a candidate would bring (including in light of applicable diversity requirements regarding gender, underrepresented communities or otherwise). While the Nominating Committee does not have a formal policy with respect to diversity; the Board is committed to actively seeking highly qualified women and individuals from minority groups to include in the pool from which director nominees are selected.
At a minimum, the Nominating Committee must be satisfied that each Nominating Committee-recommended nominee meets the following minimum qualifications:
•The nominee must have experience at a strategic or policymaking level in a business, government, non-profit or academic organization of high standing.
•The nominee must be highly accomplished in their respective field, with superior credentials and recognition.
•The nominee must be well regarded in the community and must have a long-term reputation for the highest ethical and moral standards.
•The nominee must have sufficient time and availability to devote to the affairs of Atlassian, particularly in light of the number of boards on which the nominee may serve.
•To the extent such nominee serves or has previously served on other boards, the nominee must have a demonstrated history of actively contributing at board meetings.
•The nominee must have skills that are complementary to those of the existing Board.
•The nominee must have the ability to assist and support management and make significant contributions to Atlassian’s success.
•The nominee must have an understanding of the fiduciary responsibilities that are required of a member of the Board and the commitment of time and energy necessary to diligently carry out those responsibilities.
The Nominating Committee will also seek appropriate input from our CEO from time to time in assessing the needs of the Board for relevant background, experience, diversity, and skills of its members.

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Board Evaluation Process
Annually, our Board works with an outside advisor to conduct a comprehensive evaluation of our Board, its committees and its individual members. The Nominating Committee oversees this evaluation process. The evaluation aims (i) to find opportunities where our Board and committees can improve their performance and effectiveness, (ii) to assess any need to evolve the composition and expertise of our Board, and (iii) to assess the quality and effectiveness of the interactions between our Board and Atlassian management. The collection of information is facilitated by an outside advisor to preserve integrity and anonymity of the members of our Board.
The Nominating Committee is responsible for designing the evaluation process and establishing the evaluation criteria. During the evaluation process, the outside advisor collects feedback from each director, and then the results of the evaluation and any recommendations for improvement are provided to our Board. Our Board reviews and discusses the evaluation results and any actions to be taken as a result of the discussion. Our Board, including our Nominating Committee, uses the results to inform Board and committee composition, including considering the backgrounds, skills and experience that can best prepare our Board for the evolving needs of Atlassian.

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28	Directors and Corporate Governance
Stockholder Recommendations and Nominees for Director
The Nominating Committee considers properly submitted recommendations for candidates to the Board from stockholders. In evaluating such recommendations, the Nominating Committee evaluates candidates recommended by stockholders using the same criteria it applies to evaluate other candidates and seeks to achieve a balance of experience, diversity, knowledge, integrity, and capability on the Board and to address the membership criteria set forth under “Identification, Criteria and Evaluation of Director Nominees” above.
Stockholder recommendations to the Board should be sent to the attention of Atlassian’s Corporate Secretary by one of the following two ways:

By email: IR@atlassian.com	By mail or expedited delivery service: Atlassian Corporation 350 Bush Street, 13th Floor San Francisco, California 94104 USA Attention: Corporate Secretary
In addition, our Bylaws permit stockholders to nominate directors for consideration at an annual meeting of stockholders. For a description of the process for nominating directors in accordance with our Bylaws, see “Information About the Meeting, Voting and Procedural Matters — Procedure for Introducing Business or Director Nominations at Our 2025 Annual Meeting of Stockholders.”

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Board’s Role in Risk Oversight
The full Board oversees Atlassian’s risk management program and delegates certain risk oversight responsibilities to Board committees. Management is responsible for balancing risk and opportunity in support of Atlassian’s objectives, and carries out the daily processes, controls and practices of our risk management program — many of which are embedded in our operations. Atlassian’s enterprise risk management program is designed to identify, assess and prioritize Atlassian’s risk exposures across various time frames, from the short-term to the long-term. Risks are evaluated based on their potential magnitude, likelihood and immediacy. The committees of the Board play key roles in the Board’s risk oversight responsibility. All committees receive regular reports from Atlassian officers responsible for monitoring and mitigating particular risk exposures, and the committee chairs provide regular reports to the full Board on relevant areas of oversight, as summarized below.

Full Board

•Reviews and discusses priority risks with management, including through the annual strategic planning process and reviews of annual operating plans, financial performance, merger and acquisition opportunities, market environment and go-to-market updates, legal and regulatory developments, cybersecurity matters, international business activities, and presentations on specific risks.
•Considers regular reports from each committee regarding risk matters under its areas of oversight.

Audit Committee	Compensation and Leadership Development Committee	Nominating and Corporate Governance Committee

•Reviews and discusses Atlassian’s overall assessment and management of enterprise risks, including financial, operational, data privacy, cybersecurity, competition, legal, regulatory, tax and accounting risk exposures and the steps that Atlassian’s management has taken to monitor and control such exposures.
•Discusses the guidelines and policies that govern the process by which Atlassian’s exposure to risk is assessed and managed by management, including a review of Atlassian’s enterprise risk management framework.
•Oversees risks associated with our financial statements and other financial-related risks, including insurance exposure and corporate infrastructure risks.

•Reviews risks associated with our compensation programs, policies and practices, both for executives in particular and for employees generally.
•Oversees diversity, equity, and inclusion initiatives in support of organizational development.
•Oversees organizational development activities and human capital management, including: management depth and strength assessment; leadership development and succession planning; company-wide organization and talent assessment; employee recruitment, engagement and retention; workplace environment and culture; employee health and safety; and pay equity.
•Reviews risks associated with corporate governance. •Oversees overall board effectiveness, including identifying and recruiting diverse members with appropriate skills, experience and characteristics.

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30	Directors and Corporate Governance
Corporate Governance Guidelines and Code of Business Conduct and Ethics
The Board and Nominating Committee regularly review and evaluate Atlassian’s corporate governance practices. The Board has adopted corporate governance principles that address the composition of, and policies applicable to, the Board, as well as a Code of Business Conduct and Ethics applicable to all directors, officers and employees of Atlassian, including our CEO and Chief Financial Officer.
The Corporate Governance Guidelines and the Code of Business Conduct and Ethics are available on Atlassian’s website at https://investors.atlassian.com/ under “Corporate Governance—Governance Documents” or in print by contacting Investor Relations at IR@atlassian.com or 350 Bush Street, 13th Floor, San Francisco, California 94104, Attention: Investor Relations. Any substantive amendments to or waivers of the Code of Business Conduct and Ethics relating to our executive officers or directors will be disclosed promptly on our website, as required under applicable Nasdaq and SEC rules.
Stockholder Engagement
We proactively engage with our stockholders throughout the year on a wide range of topics that are of interest and priority to both Atlassian and our stockholders. These topics include business strategy, company performance, compensation programs, risk, culture, and environmental, social and governance issues. Our engagement process enables us to better understand our stockholders' priorities, thoughtfully consider a diversity of perspectives, provides us an opportunity to elaborate on our initiatives, and fosters open and constructive dialogue.
Our Investor Relations team regularly meets with investors, prospective investors, and investment analysts and is responsible for leading our stockholder outreach. Meetings can include participation by our senior management team, as well as members of the Board, as appropriate. Our head of Investor Relations regularly communicates topics discussed and stockholder feedback to senior management and the Board for consideration in their decision-making. During fiscal year 2024, we held discussions with many of our largest stockholders during scheduled events, such as our first-ever ESG Forum in November 2023 and our Investor Day in May 2024, as well as in regularly held meetings throughout the year.
Stockholder Communications with the Board
Stockholders are able to communicate with the Board and with individual directors in their capacity as a member of the Board, by email or in writing as follows:

By email: IR@atlassian.com	By mail or expedited delivery service: Atlassian Corporation 350 Bush Street, 13th Floor San Francisco, California 94104 USA Attention: Corporate Secretary
All communications from stockholders must be accompanied by the following information regarding the person submitting the communication: (i) a statement of the type and amount of the securities of Atlassian that such stockholder holds, and a representation that the stockholder is a record holder of Atlassian’s securities, or if the stockholder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) of the Exchange Act, and (ii) the address, telephone number and e-mail address, if any, of such person.
Atlassian’s Corporate Secretary will initially receive all stockholder communications and review it for compliance with the Stockholder Communications Policy before sharing with the Board or the addressed director. Atlassian’s Corporate Secretary will not forward (i) communications regarding individual grievances or other interests that are personal to the party submitting the communication; (ii) communications regarding ordinary business operations; and (iii) communications that contain offensive, obscene or abusive content. The full Stockholder Communications Policy is available for review at https://investors.atlassian.com/ under “Corporate Governance—Governance Documents.”

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Sustainability and Corporate Culture
Sustainability
Atlassian’s sustainability strategy is focused on our impact across our planet, people and customers. The Board oversees Atlassian’s sustainability program. The Sustainability team focuses on implementation of the strategy and disclosure of progress towards Atlassian’s sustainability commitments. While we’ve included some highlights below, we encourage you to get the full picture by reading our latest Sustainability Report on the “Corporate Social Responsibility” portion of our website, under the “About Us” section. The Sustainability Report aligns to leading reporting frameworks, including the Greenhouse Gas (“GHG”) Protocol and the Sustainability Accounting Standards Board (“SASB”). The contents of these materials, and the contents of those materials accessible through our website, are not incorporated into this filing.
Planet
Atlassian set science-based targets to achieve net zero by 2040, with near-term emissions reduction goals set for fiscal year 2025 covering operational emissions, suppliers, and business travel. We have run our operations on 100% renewable electricity since fiscal year 2020 by purchasing energy attribute certificates to cover 100% of office electricity use. As we evolved to support sustained distributed working arrangements through our Team Anywhere program, we went a step further to include work-from-home electricity and gas use. In fiscal year 2024, our first U.S. fixed-price Virtual Power Purchase Agreement (“VPPA”) came online to deliver renewables and match our U.S. office and work-from-home energy use. To reduce the impact of business travel on the environment, we updated our travel policy to allow direct flights and joined the Sustainable Aviation Buyer Alliance as we explore Sustainable Aviation Fuels. We also updated the “Don’t F&%k the Planet” guide with more details on our emissions offset strategy, so other companies can learn from our journey. We’ve gained traction in engaging suppliers to set their own science-based targets by providing free advisory services and landing our first supplier climate agreement that included a supplier commitment to set their own climate goals. We also conducted a climate-risk screening and scenario analysis aligned to recommendations by the Task Force on Climate-Related Financial Disclosures (“TCFD”).
Read more about our climate action strategy, including our science-based targets, interim progress, methodologies and third-party verification of GHG emissions in our latest Sustainability Report on the “Corporate Social Responsibility” portion of our website, under the “About Us” section. The contents of these materials, and the contents of those materials accessible through our website, are not incorporated into this filing.
People
Atlassian has set long-term hiring rate goals to help us focus on increasing the diversity of candidates in our applicant pool. These are not quotas or targets, but high-level goals co-owned by the People team and Atlassian leaders to move us in the right direction at a pace we could be proud of. To meet these goals, we’ve expanded our strategic partnerships with organizations that support underrepresented groups in the tech industry and supported hiring teams with equity and inclusion guidance. Atlassian’s diversity, equity, and inclusion strategy goes beyond building a diverse Atlassian team to promote equitable outcomes and foster inclusive experiences for all. In fiscal year 2024, participation in Atlassian’s Employee Resource Groups (“ERGs”) increased over 60% percent year-over-year, and we continue to compensate ERG leaders for their hard work on top of their full time roles. We’ve also focused on defining and creating a candidate accommodations process for those who need accommodations. We continue to incorporate anti-biasing principles and techniques across People programs, including by working to automate bias mitigation flags and nudges in performance tools, and by providing enablement materials to support equitable use of the built-in AI in our new company-wide applicant tracking system.
Customers
Atlassian is committed to respecting human rights. We have aligned to the UN Guiding Principles on Business and Human Rights in a public Human Rights Statement. We annually seek to identify and manage salient human rights risks with teams across the business. Alongside the launch of Atlassian Intelligence last year, we shared our Responsible Technology Principles, which outline five tenets that guide how we uphold Atlassian’s Values when it comes to building, deploying and using new technologies. We also developed and publicly shared a Responsible Technology Review Template and accompanying “No BS Guide” to advance the conversation on responsible product development and deployment. To read our Human Rights Statement, visit the “Corporate Social Responsibility” portion of our website, under the “About Us” section. To read our Responsible Technology Principles, visit the “Trust” portion of our website, under the “About Us” section. The contents of these materials, or the contents of those materials accessible through our website, are not incorporated into this filing.

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32	Directors and Corporate Governance
Corporate Culture
Values
Our company culture is exemplified by our core values:

Open company, no bullshit	Play, as a team	Build with heart and balance	Be the change you seek	Don’t #@!% the customer
The following are the key elements of our corporate culture that contribute to our ability to drive customer value and achieve competitive differentiation:
1.Openness and Innovation - We value transparency and openness as an organization. We believe that putting product pricing and documentation online promotes trust and makes customers more comfortable engaging with our low-touch model. In addition, we are dedicated to innovation and encourage our employees to invent new capabilities, applications, uses, and improvements for our software. We run Atlassian using our own products, which promotes open communication and transparency throughout the organization.
2.Dedication to the Customer - Customer service and support is at the core of our business. Our customer support teams strive to provide unparalleled service to our customers. We also encourage our service teams to build scalable, self-service solutions that customers will love, as we believe superior service drives greater customer happiness, which in turn breeds positive word-of-mouth.
3.Team-driven - As our mission is to unleash the potential of every team, we value teamwork highly. We encourage our employees to be both team-oriented and entrepreneurial in identifying problems and inventing solutions. Dedication to teamwork is celebrated throughout Atlassian.
4.Long-term Focused - We believe that we are building a company that can grow and prosper for decades to come. Our model, in which we expand across our customers’ organizations over time, requires a patient, long-term approach, and a dedication to continuous improvement. This is exemplified by our investment in research and development, which is significant relative to traditional software models and is designed to drive the long-term sustainability of our product leadership. Given the choice between short-term results and building long-term scale, we choose the latter.
Atlassian Foundation
In Atlassian’s early days, our Co-Founders built giving back into our business with the creation of the Atlassian Foundation.
Atlassian contributes 1% of its equity, profit, employee time, and products to the Atlassian Foundation to do good on a global scale and in our own backyards.
One of Atlassian’s values is “Be the change you seek,” and the opportunities the Atlassian Foundation provides are a great way for employees to live this value.
Below are our areas of focus:
•Education – We seek to improve educational opportunities for young people from under-resourced communities, at scale.
•Pledge 1% – Atlassian co-founded the global Pledge 1% movement to inspire businesses to bake social impact into their DNA.
•Volunteering and giving – All permanent employees get five paid days of leave every year to volunteer for causes they care about, and Atlassian also offers a donation matching program.
•Product discounts and programs – All of our products are free to try, and 75% off for eligible nonprofits. We have dedicated nonprofit programs and resources to support social impact teams in using our products to work better, together.

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Directors and Corporate Governance	33
More information about Atlassian Foundation is available on the Atlassian Foundation website, atlassianfoundation.org, the contents of which are not incorporated into this filing.
Team Anywhere
We call our approach to distributed work “Team Anywhere.” The vast majority of our employees are offered the choice to work from their homes, our physical office locations, or any combination of the two, within 14 countries. We believe our Team Anywhere approach allows for a variety benefits, including greater flexibility for our employees and broadening our talent pool beyond the urban hubs in which we have physical office locations.
Related Person Transaction Policy
The Audit Committee is responsible for reviewing, and approving or ratifying, as appropriate, transactions between Atlassian (or one of our subsidiaries) and any “related person” of Atlassian. Under SEC rules, “related persons” include directors, officers, nominees for director, 5% or greater stockholders, and their immediate family members. The Audit Committee has adopted a written policy to evaluate these transactions for approval or ratification. Under this policy, the Audit Committee will review the relevant facts and circumstances of all related person transactions and either approve, ratify or disapprove of the entry into the transaction. In determining whether to approve or ratify any such transaction, the Audit Committee will take into account, among other factors it deems appropriate, whether the transaction (i) is on terms no less favorable than terms generally available to an unaffiliated third party, (ii) is consistent with the interests of Atlassian and its stockholders, and (iii) arose in the ordinary course of business. The policy grants standing pre-approval of certain transactions, including, among other things, (i) certain compensation arrangements involving directors and executive officers that are required to be reported in our Annual Report on Form 10-K or proxy statement and, with respect to executive officer compensation, satisfy other criteria, including having been approved by the CLDC, (ii) certain transactions where the relationship between us and the related person arises only from the related person’s position as a director of, and/or having holdings of less than 10% of, such entity, and (iii) transactions where a related person’s interest arises solely from the ownership of our stock and all holders of our stock received the same benefit on a pro rata basis.
Transactions with Related Persons
Other than as set forth below, since the beginning of fiscal year 2024, there have not been any transactions, nor are there any currently proposed transactions, in which Atlassian was or is to be a participant, where the amount involved exceeded $120,000 and in which any related person had or will have a direct or indirect material interest. As is the case with most multinational corporations, from time to time in the ordinary course of business, we engage in arms-length transactions with companies in which members of our Board or our executive team have professional relationships.
Registration Agreement
In July 2010, our predecessor entity, Atlassian Corporation Pty Ltd., entered into a Registration Agreement with certain holders of our outstanding share capital, including Messrs. Cannon-Brookes and Farquhar, pursuant to which such holders were entitled to rights with respect to the registration of their shares under the Securities Act. This Registration Agreement was terminated on February 27, 2024.
Indemnification Agreements
Atlassian has entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements and our Bylaws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.

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34	Directors and Corporate Governance
Director Compensation
Non-Employee Director Compensation Policy
Our non-employee director compensation policy (as amended and restated from time to time, the “Non-Employee Director Compensation Policy”) is designed to attract, retain, and award directors of Atlassian who are not employees or officers of Atlassian and align their long-term interests with those of Atlassian and our stockholders. Employee directors receive no additional compensation for their service as a director.
Decisions regarding the Non-Employee Director Compensation Policy are approved by our CLDC. The CLDC conducts an evaluation of the design and competitiveness of our Non-Employee Director Compensation Policy on an annual basis in conjunction with Semler Brossy, the CLDC’s independent compensation consultant. The annual review includes an assessment of competitive market practices for pay levels, pay design, and other market trends using the same peer group used for executive pay. We aim to position non-employee director compensation competitively against the peer group that is used for executive pay assessment. Following the 2024 annual review, we amended our Non-Employee Director Compensation Policy, as outlined below, to remain competitive and align with our intended pay philosophy. We plan to continue to review non-employee director compensation levels annually and make adjustments as necessary.
Our Non-Employee Director Compensation Policy consists of an annual cash retainer for service on the Board, additional retainers for serving as the chair of each of our standing Board committees, an additional cash retainer for the non-employee Board Chair, and an annual equity retainer awarded in the form of restricted stock units (“RSUs”).
We reimburse non-employee directors for all reasonable expenses incurred in connection with their service on the Board, including attending Board and committee meetings. However, we do not pay meeting attendance fees.
The table below outlines the details of our Non-Employee Director Compensation Policy in effect for fiscal year 2024:
Annual Cash Retainers

Cash Amount ($)
Annual Cash Retainer for Board Membership	55,000
Additional Annual Cash Retainer for Independent Board Chair	50,000
Additional Annual Cash Retainer for Committee Chairs
Annual service as chair of the Audit Committee	20,000
Annual service as chair of the CLDC	15,000
Annual service as chair of the Nominating Committee	10,000
Annual Equity Awards
On the date of each annual meeting of stockholders, each non-employee director who continues as a member of our Board following such annual meeting of stockholders will receive a grant of RSUs (the “Annual Award”). In fiscal year 2024, the Annual Award had a value of $265,000, rounded up to the nearest whole share. Commencing July 1, 2024, the Annual Award has a value of $290,000 rounded up to the nearest whole share. The Annual Award vests in full on the earlier of: (i) the one-year anniversary of the grant date; and (ii) the next annual meeting of stockholders, subject to continued service as a director through the applicable vesting date, unless the CLDC determines that circumstances warrant continuation of vesting.

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Fiscal Year 2024 Non-Employee Director Compensation Table
The following table provides information regarding the total compensation that was earned by or paid to each of our non-employee directors in fiscal year 2024. Messrs. Cannon-Brookes and Farquhar did not receive any additional compensation for their service as directors.

Name	Fee Earned or Paid in Cash ($)	Stock Award ($)(1)(2)	Total ($)
Scott Belsky(3)	—	—	—
Shona L. Brown(4)	105,000	265,152	370,152
Heather Fernandez	55,000	265,152	320,152
Sasan Goodarzi(5)	70,000	265,152	335,152
Jay Parikh	55,000	265,152	320,152
Enrique Salem	55,000	265,152	320,152
Steven Sordello(6)	75,000	265,152	340,152
Rich Wong(7)	65,000	265,152	330,152
Michelle Zatlyn	55,000	265,152	320,152
(1)The amounts reported in this column represent the aggregate grant date fair value of RSUs calculated in accordance with FASB ASC Topic 718. The grant date fair value of RSUs was calculated by multiplying the closing trading price of our Class A Common Stock on the date of grant by the number of RSUs granted.
(2)As of June 30, 2024, each of our non-employee directors, other than Mr. Belsky, held 1,405 unvested RSUs.
(3)Mr. Belsky was appointed to our Board effective August 1, 2024 and did not serve as a director in fiscal year 2024.
(4)Dr. Brown served as the Board Chair.
(5)Mr. Goodarzi served as the chair of the CLDC.
(6)Mr. Sordello served as the chair of the Audit Committee.
(7)Mr. Wong served as the chair of the Nominating Committee.
Stock Ownership Policy
We believe it is important for our non-employee directors to own a meaningful amount of Atlassian stock to create alignment between the interests of our non-employee directors and our stockholders. As such, we maintain a stock ownership policy for our non-employee directors which requires each non-employee director to own a specific value of our stock while they serve on our Board. The policy requires each non-employee director to hold Atlassian stock with a fair market value of at least $265,000. Non-employee directors have four years from their initial appointment to the Board to meet this minimum requirement. Semler Brossy, the CLDC’s independent compensation consultant, has reviewed our stock ownership policy and found it to be competitive with those of our peer companies.

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36
Executive Officers
Set forth below are the names and certain information about our executive officers, except Mr. Cannon-Brookes, whose biographical information can be found under “Directors and Corporate Governance—Biographies.”

Anu Bharadwaj President

Age: 42
Professional Experience
Ms. Bharadwaj has served as our President since February 2023. She previously served as our Chief Operating Officer from August 2021 to February 2023. From January 2014 to July 2021, Ms. Bharadwaj served in multiple roles at Atlassian, including Vice President of Product, Head of Product, Atlassian Cloud, Head of Product Strategy, Atlassian, and Head of Product, Jira. Prior to joining Atlassian, Ms. Bharadwaj served in various leadership positions at Microsoft, most recently as Principal Group Program Manager.
Education
•Bachelor of Engineering in computer science from R.V. College of Engineering

Joe Binz Chief Financial Officer

Age: 57
Professional Experience
Mr. Binz has served as our Chief Financial Officer since September 2022. Prior to joining Atlassian, Mr. Binz served as Corporate Vice President, Finance of Microsoft from 2014 to August 2022. He served in various other leadership roles at Microsoft from 2002 to 2014. From 1994 to 2001, Mr. Binz served in a variety of finance positions at Intel Corporation.
Education
•Bachelor of Science in finance from the University of Illinois Urbana-Champaign
•M.B.A. from the University of Michigan’s Ross School of Business

Rajeev B. Rajan Chief Technology Officer

Age: 54
Professional Experience
Mr. Rajan has served as our Chief Technology Officer since May 2022. From March 2021 to May 2022, Mr. Rajan served as Vice President, Engineering at Meta Platforms. Additionally, from September 2021 to May 2022, Mr. Rajan served as Head of Engineering for Facebook at Meta Platforms, Inc. and served as Head of Office in the Pacific Northwest Region from March 2021 to May 2022. From July 2017 to March 2021, Mr. Rajan served as an Engineering Director of Meta Platforms, Inc. From September 1994 to July 2017, Mr. Rajan served in various roles at Microsoft Corporation.
Education
•Bachelor of Engineering in computer science from Birla Institute of Technology and Science, Pilani
•Master of Science in computer science from The Ohio State University

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37
Executive Compensation
Compensation Discussion and Analysis
Introduction
The Compensation Discussion and Analysis describes the compensation programs for our named executive officers (our “NEOs”). For the fiscal year ended June 30, 2024 these individuals were:

Named Executive Officer	Position
Michael Cannon-Brookes	Co-Founder & Co-Chief Executive Officer
Scott Farquhar(1)	Co-Founder & Co-Chief Executive Officer
Joseph Binz	Chief Financial Officer
Anu Bharadwaj	President
Rajeev Rajan	Chief Technology Officer
Cameron Deatsch(2)	Former Chief Revenue Officer
(1)Mr. Farquhar stepped down from his role as our Co-Chief Executive Officer, effective as of August 31, 2024.
(2)Mr. Deatsch stepped down from the role of Chief Revenue Officer, effective as of December 31, 2023.
Leadership Transitions
We announced two NEO departures since the beginning of fiscal year 2024:
•As announced in April 2024, Mr. Farquhar, our Co-Founder, former Co-Chief Executive Officer, and director, stepped down from his role as Co-Chief Executive Officer on August 31, 2024. Mr. Farquhar continues to provide services as a special advisor to the Company and continues to serve as a member of the Board. Following this transition, Mr. Cannon-Brookes has continued on as the Company’s sole Chief Executive Officer.
•As announced in August 2023, Mr. Deatsch, our former Chief Revenue Officer, left the Company on December 31, 2023. Mr. Deatsch did not receive any special or additional compensation in connection with his departure.
Executive Summary
We are guided by our mission of unleashing the potential of every team. We view a talented executive team at the center of enabling the long-term success of Atlassian’s mission. Our current executive compensation programs and philosophy are designed to attract, motivate, and retain top executive talent within a highly competitive technology labor market.

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38	Executive Compensation
The Compensation and Leadership Development Committee (the “CLDC”) reviews the efficacy of our programs annually, taking into consideration our executive compensation philosophy, business performance, stockholder interests, our peer group of companies, and company objectives. Our current executive compensation programs reflect the enhancements made over multiple years by the CLDC to ensure strong alignment with our long-term business strategy.
Fiscal Year 2024 Company Performance
Our product strategy and company culture work in concert to create unique value for our customers and competitive advantages for Atlassian.
We invest significantly in developing and continually improving versatile products that can be used in myriad ways, helping teams achieve their full potential. Our products are easy to adopt and use, which allows them to be distributed organically and efficiently.
As a company, we have massive opportunities in enterprise cloud, AI, and the Atlassian System of Work that we believe will drive Atlassian’s growth for years to come. In fiscal year 2024, we achieved strong business and financial results, including:

Total Revenue $4.4 billion	Cloud Revenue $2.7 billion	Operating Cash Flow $1.4 billion	Free Cash Flow(1) $1.4 billion
23% from FY23	29% from FY23	from $868 million in FY23	Free Cash Flow Margin of 32%

45,842 Customers with >$10,000 in Cloud Annualized Recurring Revenue(2) (“Cloud ARR”)	18% from FY23	524 Customers Spending >$1M Annually with Atlassian	48% from FY23

(1)Free Cash Flow is not a GAAP measure. See Appendix A to this Proxy Statement for information regarding non-GAAP financial measures, including a reconciliation of Free Cash Flow to the most directly comparable GAAP financial measure.
(2)See Appendix A for a description of this metric.
Competitive Market Context Impacting our Talent and Pay Philosophy
Our products serve teams of all shapes and sizes in every industry. Our competitors range from large technology vendors to new and emerging businesses in each of the markets we serve:
•Software Teams. Our competitors include large technology vendors, including Microsoft (including GitHub) and IBM, and smaller companies such as Gitlab that offer project management, collaboration and developer tools.
•IT Teams. Our competitors range from cloud vendors, including ServiceNow, PagerDuty, and Freshworks, to legacy vendors such as BMC Software (Remedy) that offer service desk solutions.
•Business Teams. Our competitors range from large technology vendors, including Microsoft and Alphabet, that offer a suite of products, to smaller companies like Asana, Monday.com, Notion and Smartsheet, which offer point solutions for team collaboration.
As a result, our compensation programs are designed to reflect the realities of operating in competitive technology markets that are as varied as our product market landscapes and ensure that we are able to attract and retain critical talent to support our continued growth and success across all aspects of our business.
Specifically, we note the following points of context that impact our pay philosophy and objectives:
•High Growth. Our revenue and headcount have grown significantly over the last three fiscal years, commensurate with our market opportunities. We design our programs to motivate both individual and company performance and reward executive talent who deliver our key company strategic priorities.

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•Geographical Impact. Atlassian has adopted an approach to distributed work that we call Team Anywhere. The vast majority of our employees can work from home, the office, or a combination of the two within 14 countries. We believe this approach allows for a variety benefits, including greater flexibility for our employees and broadening our talent pool beyond the urban hubs in which we have physical office locations. In addition, we have significant operations, including our U.S. headquarters, in the San Francisco Bay Area, where competition for top talent is particularly intense. We also have large employee populations in Austin, Seattle, and New York which are additional technology hubs and battlegrounds for experienced talent in the U.S.
•Specific Senior Executive Skill Sets. As we continue to grow, sources of potential talent have continued to evolve to include larger companies as well as other innovative companies with a high growth orientation. We seek to recruit and retain executives with specific skills and experiences from other highly innovative and dynamic operating models. We find that these skill sets are in high demand and have required us to be more flexible and competitive with our compensation packages.
Co-CEO Compensation
Mr. Cannon-Brookes, our CEO & Co-Founder, has agreed and Scott Farquhar, our Co-Founder & former Co-CEO, had agreed when serving as Co-CEO to receive a level of compensation that is substantially lower than CEOs at many peer companies. Other than modest statutorily required Australian superannuation contributions, their annual compensation consists of the following:
•Base Salary. Beginning in fiscal year 2020, both Messrs. Cannon-Brookes and Farquhar substantially reduced their salaries to AUD $74,653 (equal to USD $49,052 in fiscal year 2024, converted into U.S. dollars using a monthly average exchange rate for fiscal year 2024 of USD $1.00 to AUD $1.52).
•Annual Incentive Compensation. Both Messrs. Cannon-Brookes and Farquhar forgo participation in our annual cash incentive bonus program.
•Long-Term Incentive Compensation. Neither Messrs. Cannon-Brookes nor Farquhar receive long-term incentive compensation, in light of their considerable pre-existing Atlassian equity holdings as Co-Founders.
2024 “Say-on-Pay” Advisory Vote on Executive Compensation
As part of our U.S. redomiciliation, we publicly reported our NEO compensation for the first time in our 2023 Compensation Discussion and Analysis and held our inaugural annual stockholder advisory vote on executive compensation. At our 2023 Annual Meeting, 97.5% of the votes cast were in favor of our advisory vote on executive compensation (“Say-on-Pay” vote), which indicated broad support for our executive compensation program and philosophy. Additionally, 99.8% of the votes cast were in favor of the proposal for a one-year Say-on-Pay frequency vote.
Following the results of our Say-on-Pay vote, we engaged with stockholders and evaluated feedback from proxy advisors to understand the factors that led to lower support for our advisory vote on executive compensation compared to our Say-on-Pay frequency vote (97.5% vs. 99.8%).

What We Heard	How We Responded

•Limit usage of one-time awards to executives	•No one-time awards were provided to executives in fiscal year 2024
•Lack of performance-based criteria on the vesting of equity awards
•Actively evaluating peer practices and designs to inform potential evolutions to our structure that are a) consistent with our compensation philosophy and principles and b) complementary to our existing ownership guidelines and holding requirements

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40	Executive Compensation
Compensation Philosophy and Governance Practices
Executive Compensation Philosophy & Principles
Our executive compensation philosophy is based on the understanding that for us to be successful, we must attract, motivate, reward, and retain high-caliber talent. We also recognize the need to create a strong pay-for-performance connection through our compensation programs and establish a long-term ownership mentality. As such, our programs are focused on providing our executives the opportunity to earn competitive pay levels, with the ability to exceed these levels with strong company and individual performance. Further, we deliver the vast majority of each non-CEO executive’s compensation in the form of equity, which features a multi-year vesting period, and we prioritize ensuring our executives have a meaningful equity stake in Atlassian to further align their long-term wealth creation with that of our stockholders. Our philosophy adheres to the following guiding principles:
1.We aim to foster long-term thinking and an ownership culture. Our Co-Founders have instilled a focus beyond annual results in favor of sustained, long-term performance, with an emphasis on equity ownership. For our NEOs, excluding our CEO, 90% of pay is tied to long-term incentive awards which creates immediate alignment with our stockholders. We adopted a rigorous stock ownership requirements policy to foster an ownership mentality, go-forward business strategy accountability, and long-term thinking.
2.We strive for simplicity. Our compensation programs are deliberately simple to avoid introducing what we believe to be unnecessary complexity that would undermine the competitiveness or efficacy of these programs. This approach allows us to remain agile and flexible year-to-year to consider adjustments to our compensation programs as our business and talent strategy evolve.
3.We aim to deliver competitive target compensation levels. We annually assess our peer group and pay levels to ensure that our executives have target pay opportunities that are commensurate with their role expectations, reflect their individual experiences and skill sets, and their pay is positioned competitively against appropriate market references to attract and retain talent in a highly competitive market. Actual outcomes for our executives may be higher or lower and are influenced by overall company and individual performance.
4.We reinforce a pay-for-performance orientation. We have a robust performance management process centered on development and growth priorities which support us in directly tying our executive pay to performance in three explicit ways: (1) company-specific financial performance metrics through the annual incentive program, (2) overall team performance via the granting of RSU awards that connect the value of compensation to Atlassian’s stock price, and (3) individual performance which will impact how annual long-term incentive compensation decisions are calibrated.
5.We embrace transparency and consistency. We find value in a transparent, and largely formulaic, decision-making process that we believe enhances executive engagement and trust in how outcomes are determined.

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Executive Compensation	41
Compensation and Governance Practices and Policies
The CLDC believes that its executive compensation and benefits philosophy and objectives have resulted in programs that align our executives’ interests with our stockholders’ interests.

What We Do	What We Don’t Do

   Limit CEO pay given size of existing equity stake
   Prioritize equity-based compensation and ownership through the use of RSUs
   Link pay to strategic priorities (e.g., cloud revenue) that align with stockholder interests
   Set a cap on incentive payouts
   Utilize a four-year vesting period to support our long-term orientation
   Use of an independent compensation consultant to advise the CLDC
   Conduct annual succession planning
   Have an independent compensation committee
   Perform annual risk assessment reviewed by independent compensation consultants
   Maintain post-vesting stock ownership requirements for all senior leaders to create long-term ownership
   Maintain a clawback policy that permits the Board to recover incentive compensation, including annual bonus payments, in compliance with applicable law

   No “single trigger” equity acceleration upon a change in control when equity awards are assumed
   No excessive perquisites or personal benefits for executives
   No tax gross-ups to our executives
   No hedging or pledging of Atlassian stock by executives, without prior approval by the Audit Committee
   No special benefit or retirement plans that are exclusive to executive officers
   No guaranteed annual bonus payouts

Authority Over Executive Compensation
The CLDC, in consultation with Semler Brossy, its independent compensation consultant, conducts an executive compensation market assessment each year that relies on publicly available data for a group of peer companies and available third-party compensation surveys. This process ensures that our Board and the CLDC have current information when calibrating compensation levels for our executive officers. Beyond the competitive market assessment, the CLDC also reviews talent profiles for each executive officer and considers comparisons against internal peers.
Role of the Board of Directors and CLDC
The CLDC oversees our executive compensation programs, including executive salaries, payouts under our annual incentive plan, the size and structure of equity awards, and any executive perquisites. The CLDC receives assistance from two sources: (1) an independent compensation consulting firm, Semler Brossy, and (2) our internal executive compensation staff, led by our Chief Administrative and Legal Officer. All decisions regarding executive compensation are made solely by the CLDC.
Role of Compensation Consultant
The CLDC has the authority to engage its own advisors to assist in carrying out its responsibilities. In fiscal year 2024, the CLDC engaged Semler Brossy to provide guidance regarding the amount and types of compensation that we provide to our executives, how our compensation practices compare to the compensation practices of other companies, including with respect to a peer group of companies developed in consultation with Semler Brossy, governance policy best practices, and other compensation-related matters. Semler Brossy reports directly to the CLDC and its chair and serves at the discretion of the CLDC which reviews the engagement annually. Semler Brossy may meet with members of management for the purposes of gathering information on proposals that management may make to the Board or the CLDC. Semler Brossy does not provide any services to Atlassian other than the services relating to executive and director compensation.

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42	Executive Compensation
Semler Brossy maintains a policy that is specifically designed to prevent any conflicts of interest. In addition, the CLDC has assessed the independence of Semler Brossy taking into account, among other things, the factors set forth in Rule 10C-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the listing standards of Nasdaq and concluded that no conflict of interest exists with respect to the work that Semler Brossy performs for the CLDC.
Role of Management
In setting compensation for fiscal year 2024, our CEO, former Co-CEO, and Chief Administrative and Legal Officer worked closely with the Board in managing our executive compensation programs and attended CLDC meetings to discuss these topics. Our CEO and former Co-CEO made recommendations to the CLDC regarding compensation for our executive officers (other than themselves) because of their daily involvement with our executive team. No executive officer participated directly in the final deliberations or determinations regarding their own compensation package.
Use of Comparative Market Data
For fiscal year 2024, the CLDC assessed the competitiveness of each element of each executive officer’s total target direct compensation against our executive pay peer group. The CLDC does not use a single method or measure in developing its recommendations, nor does it establish one specific target for the compensation opportunities of our executive officers.
The CLDC reviewed and compared our executive compensation to that of executives in similar positions in our peer group. In assessing the peer group, the CLDC first looked at industry and growth and scale fits:
•Industry. Companies with similar business models and a preference for innovative, collaboration-oriented environments, enterprise software solutions, cloud and software-as-a-service leaders, and broader product suites.
•Growth and Scale. Companies with high revenue and free cash flow growth rates, which were within a similar revenue scale to where Atlassian is today and where we expect to grow.
We further narrowed down the list of potential companies by examining the following factors:
•Sources of talent in the market (companies where we source and potentially lose executive talent).
•Companies with strong historical and projected top-line revenue growth and revenue to valuation multiples which reflect industry leaders and companies with similar talent priorities and business dynamics.
•Companies with a significant presence in the San Francisco Bay Area, high research and development spend as a percentage of revenue, and that are highly influential in the talent market.
After considering the above factors, the CLDC approved the following peer group for fiscal year 2024 compensation decisions:

Fiscal Year 2024 Compensation Peer Companies
Autodesk, Inc.	Datadog, Inc.	Okta, Inc.	ServiceNow, Inc.	Splunk Inc.	Workday, Inc.
Block, Inc.	DocuSign, Inc.	Palo Alto Networks, Inc.	Shopify Inc.	Twilio Inc.	Zoom Video Communications, Inc.
CrowdStrike Holdings, Inc.	Intuit, Inc.	Salesforce, Inc.	Snowflake, Inc.	Veeva Systems Inc.

We removed three companies (Coupa Software, Inc., Twitter, Inc. and Zendesk, Inc.) due to M&A activity and added two companies (Datadog, Inc. and Snowflake, Inc.) with similar size and scale to Atlassian. Against the fiscal year 2024 peer group, we were positioned at the 37th percentile on trailing twelve-month revenues, 45th percentile on historical three-year compounded annual revenue growth, 49th percentile on market value, and 57th percentile on the total number of employees. The CLDC considered the peer group to be an accurate representation of the talent and business markets, with a relatively balanced stance across various factors (i.e., bigger in some metrics and smaller in others).

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Executive Compensation	43
Components of Compensation
Our executive compensation programs are heavily tied to performance-based pay. Excluding pay for our CEO and former Co-CEO, over 90% of our NEOs’ target total pay is linked to performance as illustrated in the chart below:
Average NEO Pay Mix

93.3%
6.7%
2.9%
90.4%
Base Salary
Annual Cash Incentive
Long-term Incentive
Pay "At Risk"

For fiscal year 2024, the primary elements of our NEOs’ compensation were:

Element	Description and Primary Purpose
Base Salary	Attracts and retains talented executives that can drive superior performance, recognizes individual roles and responsibilities, and provides a stable income.
Annual Incentive Compensation	Rewards for the achievement of critical operational goals, which we believe is essential for us to excel in the markets in which we compete, allows us to scale effectively and leads to sustained value for all stockholders over the long term.
Long-Term Incentive Compensation	Supports our long-term orientation and ownership culture while creating alignment with our stockholders and supporting retention.
Base Salary
Our base salary program strives for simplicity, embraces transparency and consistency, and delivers competitive compensation to each of our NEOs to reflect their respective positions, duties, and responsibilities.
The CLDC reviews the base salaries of our executive officers annually and may adjust them to reflect market conditions or other factors. The base salaries listed below were established in reference to our peer group with input from the CEO and former Co-CEO and were reviewed and approved by the CLDC.
As noted above, we strive for simplicity and equity within our compensation programs, and we strongly encourage our executives to embrace a long-term performance mentality. As a result, we’ve standardized base salaries across our top executive officers and have shifted focus from short-term fixed compensation to long-term variable pay. Because of our focus on internal equity, our executive officers receive base salary amounts within a narrow range. We will continue to review base salaries in the context of our peer group, and when appropriate, may adjust the base salary for all applicable executive officers in order to maintain internal equity.

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44	Executive Compensation
The below table reflects the annualized base salary of each NEO as of June 30, 2023 and 2024.

Executive Officer	Fiscal Year 2023 Base Salary	Fiscal Year 2024 Base Salary
Michael Cannon-Brookes(1)	$49,442	$49,052
Scott Farquhar(1)	$49,442	$49,052
Joseph Binz	$550,000	$550,000
Anu Bharadwaj	$600,000	$600,000
Rajeev Rajan	$550,000	$550,000
Cameron Deatsch	$525,000	$525,000
(1)Messrs. Cannon-Brookes and Farquhar are paid in Australian dollars, which have been converted into US dollars using a monthly average exchange rate for fiscal year 2024 of USD $1.00 to AUD $1.52 and for fiscal year 2023 of USD $1.00 to AUD $1.51. Effective July 1, 2019, Messrs. Cannon-Brookes and Farquhar each opted to reduce their salaries to AUD $74,653 (or USD $49,052 for fiscal year 2024 and USD $49,442 for fiscal year 2023).
As previously noted, our CEO and former Co-CEO primarily received a salary of AUD $74,653 (or USD $49,052 for fiscal year 2024).
Annual Cash Incentive Compensation
Approach to Annual Cash Incentives
Our annual cash incentive program reinforces our pay-for-performance orientation by focusing our NEOs’ attention on performance of our key business priorities and embraces a simple, clear, and transparent decision-making process.
Our annual cash incentive program is 100% formulaic and measures performance on cloud and Marketplace cloud revenue. For purposes of our annual cash incentive program, cloud and Marketplace cloud revenue is equal to cloud revenue as reported in the audited financial statements, plus fees received for sales of third-party cloud apps in the Atlassian Marketplace, which is a component of other revenue as reported in the audited financial statements. Cloud revenue, including the related revenue from sales of third-party cloud apps in the Atlassian Marketplace, remains a critical strategic priority for us to support our customers and seamlessly connect them to a diverse set of products that will enhance their workflow capabilities. We believe that success on cloud revenue is crucial to Atlassian’s ability to scale and continue leading in our industry.
Messrs. Cannon-Brookes and Farquhar do not participate in the annual cash incentive program due to their sizable equity stakes in Atlassian, which we and they feel appropriately aligns their personal financial interests with company performance.
Each NEO (excluding Messrs. Cannon-Brookes and Farquhar) is eligible to receive an annual cash incentive award based on a specified target annual cash incentive award amount, expressed as a percentage of the NEO’s base salary. The potential payout will range from 0% up to 200% of an individual NEO’s target opportunity based on performance against predetermined financial goals. In fiscal year 2024, our NEOs participated in our annual cash incentive program at 60% target percentages of their base salary.
The mechanics of the annual cash incentive program are as follows:

Eligible Earnings(1)	×	Annual Cash Incentive Target % (60%)	×	Company Multiplier % (0% - 200%)	=	Annual Cash Incentive Payout
(1)Eligible earnings reflect salary earned during fiscal year 2024

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Annual Cash Incentive Payments for Fiscal Year 2024 Performance
The annual cash incentive payout structure is aligned with our top company priority of driving cloud revenue growth and ensures we are incentivizing what we believe is the right outcome. The CLDC references our internal plan when setting targets for the annual cloud and Marketplace cloud revenue metric. The target is intended to be challenging but achievable, while threshold performance is intended to be reasonably achievable, and the maximum represents a stretch goal. The CLDC reviews the appropriateness of threshold, target, and maximum goals annually, with a focus on attempting to ensure that our performance goals will result in stockholder value creation in the long term. The fiscal year 2024 cloud and Marketplace cloud revenue threshold, target, and maximum goals (as well as actual fiscal year 2024 achievement) are shown below ($ in millions):

Element	Threshold	Target	Maximum	Actual
Cloud and Marketplace Cloud Revenue(1)	$2,414	$2,840	$3,266	$2,778
Payout	0	100%	200%	95.6%
Year-over-year Cloud Revenue Growth	13%	32%	52%	30%
(1)Cloud and Marketplace cloud revenue is equal to cloud revenue as reported in the audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2024, plus fees received for sales of third-party cloud apps in the Atlassian Marketplace.
During fiscal year 2024, we achieved cloud and Marketplace cloud revenue of $2,778 million, which corresponds to 97.8% of the fiscal year 2024 target. This performance translated into cash incentive payouts equal to 95.6% of each executive’s targeted amount based on a 2.0x leveraged payout curve between 95% and 105% cloud and Marketplace cloud revenue attainment (i.e., 2% change in payout for each 1% change in attainment), as shown below.

Executive Officer	Fiscal Year 2024 Target(1)(2)	Fiscal Year 2024 Cash Incentive Payment
Joseph Binz	$330,000	$315,520
Anu Bharadwaj	$360,000	$344,200
Rajeev B. Rajan	$330,000	$315,520
Cameron Deatsch(3)	$315,000	$—
(1)These amounts reflect the target dollar amount for fiscal year 2024.
(2)Messrs. Cannon-Brookes and Farquhar do not participate in the annual cash incentive program due to their sizable equity stakes in Atlassian.
(3)Mr. Deatsch stepped down from the role of Chief Revenue Officer, effective as of December 31, 2023.
Long-Term Equity Incentive Compensation
Approach to Long-Term Equity Incentive Compensation
We view long-term equity incentive compensation as a critical component of our balanced total compensation programs. Our equity compensation program design is competitive, simple, and fosters an ownership mentality and a pay-for-performance orientation.
Our CEO and former Co-CEO did not participate in our long-term equity incentive compensation program in fiscal year 2024 due to their sizable equity stakes in Atlassian, which we and they feel appropriately align their personal financial interests with our performance.
For our fiscal year 2024 on-going equity awards, we granted 100% time-based RSUs to our NEOs who received grants. Ms. Bharadwaj received no new equity awards in fiscal year 2024. As stated in our previous Compensation Discussion and Analysis, in February 2023, as part of Atlassian’s organizational rebalancing, Ms. Bharadwaj was promoted to President. To recognize Ms. Bharadwaj’s expanded role, in April 2023, the CLDC granted Ms. Bharadwaj additional RSUs with an initial grant value of $14 million. The award vests in equal quarterly installments over four years. The CLDC determined this equity award included both a role expansion component as well as the equivalent of Ms. Bharadwaj’s fiscal year 2024 annual equity award, which typically would be granted in September 2023 (i.e., Ms. Bharadwaj will not be eligible to receive her next annual equity award until the beginning of fiscal year 2025).
The CLDC believes that RSUs serve as an effective retention tool for our high-performing executive officers and focus executive officers on completing long-term objectives, which will result in increased stockholder value creation over time. Our RSUs vest quarterly over a four-year vesting period, subject to continued service.
To determine the size of the annual equity awards for our NEOs, the CLDC reviewed data provided by Semler Brossy, which estimated the range of competitive grant values among our peer companies. From that data set, individual equity award targets were established that would position our executives competitively against their market reference.

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Awarded equity values also took into consideration each executive’s performance, impact, the scope of their roles, and unvested equity values at the time of grant. The CLDC also considered Mr. Binz’s relatively short tenure in his role as CFO when sizing his first annual equity award in fiscal year 2024.
Performance Management Process and Connection to Fiscal Year 2024 Long-Term Equity Incentive Awards
Each September we use our performance management assessment framework and resulting individual assessments from the most recent fiscal year to inform the equity award amounts. The fiscal year 2024 awards granted in September 2023 were based on our performance assessment outcomes from fiscal year 2023.
Our performance management assessment framework follows a robust process to assess each individual against performance and development objectives. All performance assessments and long-term incentive outcomes were reviewed by the CLDC in consultation with our CEO and former Co-CEO. This approach further reinforced the link between performance and pay, while continuing to deliver compensation that is tied to long-term stockholder value.
Annual Equity Awards for Fiscal Year 2024 Performance
In September 2023, we granted the following annual equity awards (with four-year ratable quarterly vesting) to our NEOs:

Named Executive Officer	Target Value of Fiscal Year 2024 Awards(1)	Number of RSUs Granted (Actual)(2)
Joseph Binz	$7,125,000	37,363
Anu Bharadwaj	—	—
Rajeev B. Rajan	$10,250,000	53,750
Cameron Deatsch(3)	$8,100,000	42,476
(1)Ms. Bharadwaj received no new equity awards in fiscal year 2024. The CLDC determined the equity award granted in the prior fiscal year included both a role expansion component as well as the equivalent to Ms. Bharadwaj’s fiscal year 2024 annual equity award, which typically would have been granted in September 2023.
(2)The number of RSUs granted is equal to the target dollar value of the award for each NEO divided by the average closing price of Atlassian stock during the month of August 2023, which was $190.70, rounded up to the nearest whole share. The target values of awards do not match exactly the grant date fair values presented in the Fiscal Year 2024 Summary Compensation Table, which were calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“ASC Topic 718”) and take into account the price of Atlassian’s Class A Common Stock on the September 28, 2023 grant date.
(3)Mr. Deatsch received an annual equity award in September to recognize his contributions in fiscal year 2023 pursuant to our ongoing annual equity grant program and such award partially vested according to the standard vesting schedule based on Mr. Deatsch’s continued service through December 31, 2023. He received one vest event in November 2023 and the remaining unvested RSUs were forfeited upon his departure.
The CLDC believes that acknowledging individual performance and ensuring long-term incentive awards constitute a significant portion of compensation is vital to encouraging appropriate behaviors and intended outcomes while reinforcing our pay-for-performance philosophy.

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Perquisites, Benefits, and Other Compensation and Governance Policies
Health/Welfare Plans
Our executive officers are eligible to participate in all of our employee benefit plans, including our medical, dental, life, and disability insurance plans, to the same extent as other employees generally in the jurisdiction each executive officer resides. For Messrs. Cannon-Brookes and Farquhar, as required by Australian law, we pay statutorily required amounts into an Australian “superannuation” retirement fund on their behalf.
401(k) Plan
We maintain a 401(k) Plan that provides all regular U.S. employees, including U.S. executive officers, with an opportunity to save for retirement on a tax-advantaged basis. Under our 401(k) Plan, participants may elect to defer a portion of their eligible compensation on a pre-tax, Roth after-tax, and voluntary after-tax basis and have it contributed to the 401(k) Plan subject to applicable annual limits set forth in the Internal Revenue Code of 1986, as amended (the “Code”). The 401(k) Plan allows for matching contributions to be made by us. Currently, we make a safe harbor match based on the participant's pre-tax and Roth after-tax contributions up to a maximum of four percent of the participant's base salary, bonus, and commissions paid during the applicable contribution period, subject to statutory limits. Employee elective deferrals and safe harbor matching contributions are 100% vested at all times.
Severance Benefits
Our NEOs, excluding Messrs. Cannon-Brookes and Farquhar, participate in the Atlassian Corporation Amended and Restated Executive Severance Plan (the “Executive Severance Plan”). The Executive Severance Plan provides for our NEOs to receive a severance payment equal to nine months of base salary upon a termination of their employment by us without "cause" (as defined in the Executive Severance Plan) or a resignation by the executive officer for "good reason" (as defined in the Executive Severance Plan) or, if the termination or resignation occurs within 3 months prior to or 12 months following a "change in control" (as defined in the Executive Severance Plan), a severance payment equal to twelve months of base salary, plus 100% of the covered executive’s annual target bonus in effect immediately prior to the “date of termination” (as defined in the Executive Severance Plan). In addition, upon such a qualifying termination of employment within 3 months prior to or 12 months following a "change in control" in which outstanding equity awards of Atlassian will be assumed, continued, or substituted by the successor entity, an executive officer will generally receive 100% (or such lower percentage as may be determined by our Board or the CLDC) accelerated vesting of all unvested and outstanding equity awards held by such executive officer at such time; provided, that any equity awards subject to performance conditions will be deemed satisfied at the target levels specified in the applicable award agreements. Notwithstanding the foregoing, if the outstanding equity awards of Atlassian will not be assumed, continued or substituted by the successor entity in connection with the change in control, then each executive officer will receive accelerated vesting of all unvested and outstanding equity awards held by such executive officer at such time; provided, that any equity awards subject to performance conditions will be deemed satisfied at the target levels specified in the applicable award agreements.
Information on the estimated payments and benefits that our NEOs would have been eligible to receive as of June 30, 2024, is set forth in the subsection titled “Potential Payments Upon Termination or Change in Control” below.
Company Policies Regarding Hedging and Pledging
No executive officers, members of the Board, employees, consultants or independent contractors may directly or indirectly engage in transactions intended to hedge or offset any change in value of Atlassian stock owned by them, including pledging of Atlassian stock as collateral for a loan, unless approved by the Audit Committee. If a transaction is permitted, the executive officer remains subject to all other restrictions related to Atlassian’s Insider Trading and Disclosure Policy and Stock Ownership Policy (each as defined below).

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Insider Trading and Disclosure Policy
Atlassian adopted an insider trading and disclosure policy, effective December 10, 2015 (the “Insider Trading and Disclosure Policy”), that governs the purchase, sale, and other disposition of our securities by our employees, directors, officers, consultants, and contractors (“Covered Persons”). We believe our Insider Trading and Disclosure Policy is reasonably designed to promote compliance with insider trading laws, rules, and regulations as well as the exchange listing standards applicable to us. Our Insider Trading and Disclosure Policy prohibits our employees, directors, officers, consultants, and contractors from trading in our securities while in possession of material non-public information, among other things.
Under the terms of our Insider Trading and Disclosure Policy, Covered Persons are permitted to adopt written stock plans (“Rule 10b5-1 Plans”), under which they contract with a broker to execute trades of common shares pursuant to parameters established when the plan was entered into, provided that any such plan be in accordance with guidelines of Rule 10b5-1 of the Exchange Act. Several of our directors and senior executives have established Rule 10b5-1 Plans, and additional directors and senior executives may choose to do so in the future.
The foregoing summary of our Insider Trading and Disclosure Policy does not purport to be complete and is qualified by reference to our Insider Trading and Disclosure Policy, which can be found as an exhibit to our Annual Report on Form 10-K for the fiscal year ended June 30, 2024.
Stock Ownership Policy
Atlassian adopted an equity ownership requirements policy, effective July 1, 2023, that is applicable to all senior executives including our NEOs (the “Stock Ownership Policy”). The Stock Ownership Policy was designed to closely align the interests of our executives with those of our stockholders. Executives must retain 20% of shares remaining at the time of the vesting of RSUs, after payment of any applicable tax withholding, for a period of seven years from each vesting event. The Stock Ownership Policy does not enforce a lot-by-lot requirement on shares vested, so executives can satisfy the requirements by holding the equivalent number of shares from unrelated vesting events. All equity awards are included under the scope of this policy, except for new-hire awards. All NEOs subject to the policy met the stock ownership guidelines and holding requirements as of June 30, 2024.
The Stock Ownership Policy also includes a post-termination ownership requirement. In the event of employment termination, 50% of the shares subject to the holding requirements will be released after one year, and the remaining 50% of the shares subject to the holding requirements will be released on the second anniversary of termination.
Clawback Policy
Atlassian adopted a Compensation Recovery Policy (the “Clawback Policy”) that meets the requirements of SEC and Nasdaq rules prior to the effectiveness of the rules in December 2023. The Clawback Policy applies to our Section 16 officers and requires the return of any erroneously awarded “Incentive Compensation” (as defined in the Clawback Policy) that was received during the three completed fiscal years preceding the date that the Board or a committee of the Board concludes, or reasonably should have concluded, that Atlassian is required to restate its financial statements, or if earlier, the date on which a court, regulator or other legally authorized body directs Atlassian to make such a restatement. Atlassian will seek to recover any additional amount of compensation actually paid over the amount that would have been paid following recalculation based on the restated financial statements.
Tax and Accounting Considerations
As a general matter, the CLDC reviews and considers the various tax and accounting implications of the compensation programs we utilize.
Section 409A of the Code
Section 409A of the Code imposes additional significant taxes in the event that an executive officer, director or service provider receives “deferred compensation” that does not satisfy the requirements of Section 409A of the Code. Although we do not maintain a traditional non-qualified deferred compensation plan for our executive officers, Section 409A of the Code does apply to certain severance arrangements, bonus arrangements and equity awards, and we have structured all such arrangements and awards in a manner to either avoid or comply with the applicable requirements of Section 409A of the Code.

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Accounting for Stock-Based Compensation
We follow ASC Topic 718 for our stock-based compensation awards. ASC Topic 718 requires companies to measure the compensation expense for all stock-based awards made to employees and directors, including stock options and RSUs, based on the grant-date fair value of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our executive officers may never realize the value reported from their awards.
Compensation Risk Assessment
We conduct an annual review of our compensation programs to assess whether our policies, program designs, or practices create any material adverse effect on Atlassian. The results of this analysis concluded that our compensation practices do not create incentives to take risks that are reasonably likely to have a material adverse effect on Atlassian. The assessment and our findings were reviewed by Semler Brossy, the independent consultant of the CLDC, and discussed with the CLDC.

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Report of the Compensation and Leadership Development Committee
The CLDC has reviewed and discussed the Compensation Discussion and Analysis with management. Based on its review and discussions with management, the CLDC recommended to our Board that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for the fiscal year ended on June 30, 2024.
THE COMPENSATION AND LEADERSHIP DEVELOPMENT COMMITTEE
Sasan Goodarzi (Chair)
Scott Belsky
Shona L. Brown
Jay Parikh
The material in this report is being furnished and shall not be deemed “filed” with the SEC for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section, nor shall the material in this section be deemed to be “soliciting material” or incorporated by reference in any registration statement or other document filed with the SEC under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.

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Executive Compensation Tables
Fiscal Year 2024 Summary Compensation Table
The following table sets forth information regarding the compensation paid to, or earned by our NEOs for the fiscal years ended June 30, 2023 and June 30, 2024. Positions listed below are those held by the named executive officers as of June 30, 2024.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(2)	Total ($)
Michael Cannon-Brookes (3) Co-Founder & Co-CEO	2024	49,052	—	—	5,833	54,885
	2023	49,442	—	—	5,667	55,109
Scott Farquhar(3)(4) Co-Founder & Co-CEO	2024	49,940	—	—	5,931	55,871
	2023	49,442	—	—	5,667	55,109
Joseph Binz Chief Financial Officer	2024	550,000	7,358,269	315,520	16,463	8,240,253
	2023	452,083	13,995,130	122,530	13,583	14,583,327
Anu Bharadwaj President	2024	600,000	—	344,200	14,843	959,043
	2023	543,750	27,483,145	147,370	10,525	28,184,790
Rajeev B. Rajan Chief Technology Officer	2024	550,000	10,585,525	315,520	15,342	11,466,387
	2023	543,750	—	147,370	12,304	703,424
Cameron Deatsch(5) Former Chief Revenue Officer	2024	262,500	8,365,223	—	3,402	8,631,125
	2023	525,000	10,298,692	142,290	13,216	10,979,199
(1)The amounts reported in this column represent the aggregate grant date fair value of RSUs calculated in accordance with ASC 718. The grant date fair value of RSUs was calculated by multiplying the closing trading price of our Class A Common Stock on the date of grant times the number of RSUs.
(2)Generally consists of company-wide programs including 401(k) match in the amount of $13,200 for Mr. Binz, $12,950 for Ms. Bharadwaj, $2,700 for Mr. Deatsch, and $13,200 for Mr. Rajan. Other programs included are superannuation contributions, remote work allowance, and recognition program..
(3)Messrs. Cannon-Brookes and Farquhar are paid in Australian dollars, which have been converted into US dollars using a monthly average exchange rate for fiscal year 2024 of USD $1.00 to AUD $1.52 and for fiscal year 2023 of USD $1.00 to $1.51. Effective July 1, 2019, Messrs. Cannon-Brookes and Farquhar each opted to reduce their salaries to AUD $74,653 (or USD $49,052 for fiscal year 2024 and USD $49,442 for fiscal year 2023). The amount actually paid to Mr. Farquhar in fiscal year 2024 differs due to long service leave calculations.
(4)Mr. Farquhar stepped down from his role as our Co-Chief Executive Officer, effective August 31, 2024.
(5)Mr. Deatsch stepped down from the role of Chief Revenue Officer, effective December 31, 2023.

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Fiscal Year 2024 Grants of Plan-Based Awards Table
The following table provides information on the equity grants awarded to our NEOs in fiscal year 2024 and estimated payouts under our non-equity incentive plan.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Michael Cannon-Brookes
Annual Incentive Program		—	—	—
Scott Farquhar
Annual Incentive Program		—	—	—
Joseph Binz
Annual Incentive Program		—	330,000	660,000
Annual Award	9/28/23				37,363	7,358,269
Anu Bharadwaj
Annual Incentive Program		—	360,000	720,000
Rajeev B. Rajan
Annual Incentive Program		—	330,000	660,000
Annual Award	9/28/23				53,750	10,585,525
Cameron Deatsch
Annual Incentive Program		—	315,000	630,000
Annual Award	9/28/23				42,476	8,365,223
(1)Constitutes threshold, target, and the maximum amount payable under our annual cash incentive bonus program. Messrs. Farquhar and Cannon-Brookes were not eligible to participate in our annual cash incentive bonus program for fiscal year 2024.
(2)Constitutes equity awards in the form of RSUs that vest in equal quarterly installments over four years. All vest events occur on a quarterly schedule measured from August 14, 2024.
(3)The amounts reported in this column represent the aggregate grant date fair value of RSUs calculated in accordance with ASC 718. The grant date fair value of RSUs was calculated by multiplying the closing trading price of our Class A Common Stock on the date of grant times the number of RSUs.

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Fiscal Year 2024 Year-End Outstanding Equity Awards Table
The following table provides information on the current holdings of unvested RSUs by our NEOs as of June 30, 2024. Our NEOs do not hold any stock options, so that portion of the table is omitted below.

		Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Michael Cannon-Brookes	—	—	—
Scott Farquhar	—	—	—
Joseph Binz	10/15/22(2)	38,464	6,803,513
	9/28/23(3)	30,358	5,369,723
Anu Bharadwaj	9/16/20(4)	906	160,253
	9/15/21(3)	16,433	2,906,669
	9/15/22(3)	15,054	2,662,752
	9/15/22(5)	3,415	604,045
	12/15/22(3)	18,750	3,316,500
	4/15/23(3)	59,620	10,545,586
Rajeev B. Rajan	6/15/22(3)	60,342	10,673,293
	9/28/23(3)	43,672	7,724,704
Cameron Deatsch	— (6)	—	—
(1)Market value calculated based on a price per share of $176.88, the closing trading price of our Class A Common Stock on June 30, 2024.
(2)RSUs vest on the closest quarterly vesting dates after the date of grant according to the following schedule: 12.5% cliff vesting after six months, followed by 6.25% quarterly vesting for 14 additional quarters, subject to continued employment at each such date. All vest events occur on a quarterly schedule during the months of February, May, August, and November.
(3)RSUs vest on the closest quarterly vesting dates after the date of grant according to the following schedule: 6.25% quarterly vesting for 16 additional quarters, subject to continued employment at each such date. All vest events occur on a quarterly schedule during the months of February, May, August, and November.
(4)RSUs vest on the closest quarterly vesting dates after the date of grant according to the following schedule: 25% cliff vesting after 12 months, followed by 6.25% quarterly vesting for 12 additional quarters, subject to continued employment at each such date. All vest events occur on a quarterly schedule during the months of February, May, August, and November.
(5)Supplemental Equity Award RSUs vest on the closest quarterly vesting dates after the date of the grant according to the following schedule: 18.75% cliff vesting in the first quarter, followed by 6.25% quarterly vesting for 13 additional quarters, subject to continued employment at each such date. All vest events occur on a quarterly schedule during the months of February, May, August, and November.
(6)Mr. Deatsch stepped down from the role of Chief Revenue Officer, effective as of December 31, 2023 and forfeited all unvested RSUs at that time.

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Fiscal Year 2024 Option Exercises and Stock Vested Table
The following table shows the vesting of RSUs for each of our NEOs during fiscal year 2024, including the value realized on vesting. Our NEOs do not hold any options, so that portion of the table is omitted below.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Michael Cannon-Brookes	—	—
Scott Farquhar	—	—
Joseph Binz	24,099	4,569,099
Anu Bharadwaj	56,915	10,869,087
Rajeev B. Rajan	40,249	7,631,713
Cameron Deatsch	24,281	4,483,608
(1)Amounts reported calculated by multiplying the closing trading price of our Class A Common Stock on the date of vest by the number of RSUs vesting.

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Potential Payments Upon Termination or
Change in Control
The potential payments under our Executive Severance Plan for the termination of an NEO’s employment by the Company other than for cause or a resignation by the NEO for good reason are shown in the below table and are summarized as follows:
Termination within Three Months Prior to or 12 Months After a Change in Control (a “Change in Control Period”)
•Base Salary. The NEO receives a lump sum cash amount equal to 12 months of the NEO’s Base Salary.
•Annual Bonus. The NEO receives one hundred percent of the NEO’s annual target bonus in effect immediately prior to the date of termination (or the NEO’s target bonus in effect immediately prior to the change in control, if higher).
•Pro-rated Annual Bonus. The NEO receives a prorated portion of the NEO’s annual target bonus in effect immediately prior to the date of termination.
•Benefit Premium Payment. If the NEO was participating in Atlassian’s group health plan immediately prior to the date of termination and elects COBRA health continuation, NEO receives a lump sum cash payment equal to the monthly employer contribution that Atlassian would have made to provide health insurance for (i) 12 months or (ii) the NEO’s applicable COBRA health continuation period, whichever ends earlier.
•Equity Acceleration. If Atlassian equity awards are being assumed or substituted by the successor entity in the change in control, one hundred percent of the outstanding and unvested equity awards held by the NEO immediately becomes fully exercisable and vested as of the date of the NEO’s date of termination or change in control (if later). If Atlassian equity awards are not being assumed or substituted by the successor entity in the change in control, then all equity awards held by the NEO become fully vested and exercisable immediately prior to the consummation of the change in control.

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Termination Outside of a Change in Control Period
•Base Salary Continuation. The NEO receives continued base salary payments for nine months following the termination or resignation.
•Benefit Premium Continuation. If the NEO was participating in Atlassian’s group health plan immediately prior to the date of termination and elects COBRA health continuation, the NEO receives a monthly cash payment equal to the monthly employer contribution that Atlassian would have made to provide health insurance for (i) six months or (ii) the NEO’s applicable COBRA health continuation period, whichever ends earlier.

	Qualifying Termination During a Change in Control Period(1)				Qualifying Termination Outside of a Change in Control Period(2)
Name	Cash Severance ($)	COBRA Payment ($)(3)	Equity Acceleration ($)(4)	Total ($)	Cash Severance ($)	COBRA Payment ($)	Equity Acceleration ($)	Total ($)
Michael Cannon-Brookes(5)	—	—	—	—	—	—	—	—
Scott Farquhar(5)	—	—	—	—	—	—	—	—
Joseph Binz	880,000	28,308	12,173,236	13,081,544	412,500	14,154	—	426,654
Anu Bharadwaj	960,000	9,132	20,195,805	21,164,937	450,000	4,566	—	454,566
Rajeev B. Rajan	880,000	28,308	18,397,997	19,306,305	412,500	14,154	—	426,654
Cameron Deatsch(6)	—	—	—	—	—	—	—	—
(1)Amounts reported assume a change in control on June 30, 2024 and a qualifying termination of employment as of the same date.
(2)Amounts reported assume a qualifying termination of employment as of June 30, 2024, outside of a Change in Control Period.
(3)COBRA Continuation amount calculated based on COBRA premiums in effect as of June 30, 2024, and health coverage levels in effect as of the same date.
(4)Amount reported calculated by multiplying $176.88, the closing trading price of our Class A Common Stock on June 30, 2024, by the number of RSUs held by the NEO as of the same date.
(5)Messrs. Farquhar and Cannon-Brookes are not eligible to participate in the Executive Severance Plan.
(6)Mr. Deatsch stepped down from his role as Chief Revenue Officer on December 31, 2023 and did not receive any severance benefits in connection with his departure.

2024 Proxy Statement

Executive Compensation	57
CEO Pay Ratio
The fiscal year 2024 total compensation of the median employee, based on the compensation of all employees who were employed as of June 30, 2024, other than our CEO and former Co-CEO, was $225,755. Mr. Cannon-Brookes’s fiscal year 2024 annual total compensation was $54,885 and Mr. Farquhar’s fiscal year 2024 annual total compensation was $55,871. The ratios of our CEO’s and former Co-CEO’s’ fiscal year 2024 pay to that of our median employee were 0.24 to 1 and 0.25 to 1, respectively.
To identify the median employee, we used the following methodology and estimates, consistent with all applicable SEC rules:
•We selected June 30, 2024 as the date upon which we would identify the “median employee.”
•As of this date, we considered a total of 12,508 full- and part-time employees (other than our CEO and former Co-CEO).
•For purposes of determining our median employee we used target annual base salary, target cash incentive bonus, and grant date fair market value of awards granted to our employees, in each case, for the fiscal year ended June 30, 2024, to calculate our consistently applied compensation measure. We annualized wages and salaries for employees that were not employed for the full year.
•Once we identified the median employee, we calculated the annual total compensation for the median employee according to the methodology used to report the annual compensation of our NEOs in the Summary Compensation Table.
The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s total annual compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Therefore, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.
Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following disclosure regarding executive compensation for our principal executive officers (“PEOs”) and our other NEOs (“Non-PEO NEOs”) and our performance for the fiscal years listed below. For further information regarding our pay-for-performance philosophy refer to “Compensation Discussion and Analysis.” The CLDC did not consider the pay versus performance disclosure below as a determining factor for the pay decisions in fiscal year 2024.

	Summary Compensation Table Total for PEO (Cannon-Brookes)(2) ($)	Summary Compensation Table Total for PEO (Farquhar)(2) ($)	Compensation Actually Paid for PEO (Cannon-Brookes) ($)	Compensation Actually Paid for PEO (Farquhar) ($)	Average Summary Compensation Table Total for non-PEO NEOs(3) ($)	Average Compensation Actually Paid to non-PEO NEOs(3) ($)	Value of Initial Fixed $100 Investment Based On(1):
Year							Total Stockholder Return ($)	Peer Group Total Stockholder Return ($)	GAAP Net Loss (in millions) ($)	Cloud Revenue(4) (in millions) ($)
2024	$54,885	$55,871	$54,885	$55,871	$7,324,202	$3,180,090	$94.4	$173.9	-$300.5	$2,699
2023	$55,109	$55,109	$55,109	$55,109	$13,612,685	$9,861,062	$89.5	$133.7	-$486.8	$2,085
(1)The Peer Group Total Stockholder Return set forth in this table utilizes the S&P 500 System Software Sub Industry Index which we also include in the stock performance graph required in our Annual Report on Form 10-K for fiscal year 2024. The comparison assumes $100 was invested for the period starting June 30, 2022, through the end of the listed year in Atlassian Class A Common Stock and in the S&P 500 System Software Sub Industry Index, respectively. Historical stock performance is not necessarily indicative of future stock performance.
(2)Messrs. Cannon-Brookes and Farquhar are paid in Australian dollars, which have been converted into U.S. dollars using a monthly average exchange rate for fiscal year 2024 of USD $1.00 to AUD $1.52 and for fiscal year 2023 of USD $1.00 to AUD $1.51. Messrs. Cannon-Brookes and Farquhar do not receive stock awards as part of their compensation, and they do not participate in the annual incentive bonus program.

2024 Proxy Statement

58	Executive Compensation
(3)The individuals comprising the Non-PEO NEOs for each year are listed below:

2024	2023
Joseph Binz	Joseph Binz
Anu Bharadwaj	Anu Bharadwaj
Rajeev B. Rajan	Rajeev B. Rajan
Cameron Deatsch	Cameron Deatsch
(4)Cloud revenue is equal to cloud revenue as reported in the audited financial statements included in our Annual Report on Form 10-K for fiscal years 2024 and 2023.
To calculate Compensation Actually Paid , the following amounts were deducted from and added to Summary Compensation Table total compensation:

	Fiscal Year 2024			Fiscal Year 2023
Fiscal Year 2024 Compensation Actually Paid	Mr. Cannon-Brookes (PEO)	Mr. Farquhar (PEO)	Non-PEO NEOs(1)	Mr. Cannon-Brookes (PEO)	Mr. Farquhar (PEO)	Non-PEO NEOs(1)
Summary Compensation Table Total	$54,885	$55,871	$7,324,202	$55,109	$55,109	$13,612,685
Less - Grant date fair value of awards granted during the fiscal year	—	—	$6,577,254	—	—	$12,944,242
Plus - Fair value of awards granted during the fiscal year at vest (if vested) or at year-end (if unvested)	—	—	$4,198,254	—	—	$10,268,477
Plus - Change in fair value of awards granted prior to the fiscal year (2)	—	—	-$1,765,112	—	—	-$1,075,858
Compensation Actually Paid	$54,885	$55,871	$3,180,090	$55,109	$55,109	$9,861,062
(1)All amounts included in this column represent the average for all Non-PEO NEOs.
(2)Calculated as fair value at the earlier of vesting date or last day of the fiscal year minus the fair value on the last day of the prior fiscal year.
Pay Versus Performance Tabular List
We believe that cloud revenue, which we define as cloud revenue as reported in our audited financial statements, represents the most important financial performance measure used by us to link compensation actually paid to our NEOs to our performance for the fiscal year ended June 30, 2024.
Analysis of the Information Presented in the Pay Versus
Performance Table
As explained in the “Compensation Discussion and Analysis,” our annual cash incentive program is tied to a broader definition of cloud revenue that includes fees received for sales of third-party cloud apps in the Atlassian Marketplace. Other metrics included in the Pay Versus Performance table are not determining factors for pay outcomes. In accordance with Item 402(v) of Regulation S-K of the Exchange Act, Atlassian is providing the following descriptions of the relationships between information presented in the Pay Versus Performance table.
None of our cumulative total stockholder return over fiscal years 2023 and 2024, net income across fiscal years 2023 and 2024 or cloud revenue across fiscal years 2023 and 2024 had a direct impact on the Compensation Actually Paid (as computed in accordance with SEC rules) to our PEOs since our PEOs’ total compensation is comprised of a modest base salary and statutory superannuation contributions. However, because of the large number of shares of our common stock held by each of our co-CEOs, our cumulative total stockholder return over fiscal years 2023 and 2024 did have a negative impact on the aggregate value of their holdings.
Our annual cloud revenue targets had a direct impact on the overall compensation of our Non-PEO NEOs, as it, when added to fees received for sales of third-party cloud apps in the Atlassian Marketplace, resulted in bonus payouts of 45.2% and 95.6% for fiscal years 2023 and 2024, respectively. However, the decline in our cumulative total stockholder return over fiscal years 2023 and 2024 reflects the challenging competitive landscape and macroeconomic environment. These factors collectively resulted in a decrease in the Compensation Actually Paid (as computed in accordance with SEC rules) to our Non-PEO NEOs for fiscal year 2024. Our net losses across fiscal years 2023 and 2024 were inclusive of stock-based compensation expense and did not have any impact on the Compensation Actually Paid (as computed in accordance with SEC rules) to our Non-PEO NEOs.

2024 Proxy Statement

59
Report of the Audit Committee of the Board
The Audit Committee oversees Atlassian’s financial reporting process and internal control structure on behalf of the Board. Management is responsible for the preparation, presentation, and integrity of the financial statements and the effectiveness of Atlassian’s internal control over financial reporting. Atlassian’s independent auditors are responsible for expressing an opinion as to the conformity of Atlassian’s consolidated financial statements with generally accepted accounting principles and as to the effectiveness of Atlassian’s internal control over financial reporting.
In performing its responsibilities, the Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended June 30, 2024 with management of Atlassian.
The Audit Committee has discussed with Ernst & Young LLP, our independent registered public accounting firm, the matters required to be discussed with the Audit Committee under the applicable requirements of the Public Company Accounting Oversight Board and the SEC.
The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP regarding its independence as required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence and has discussed with Ernst & Young LLP its independence.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in Atlassian’s Annual Report on Form 10-K for the fiscal year ended June 30, 2024, for filing with the SEC.
THE AUDIT COMMITTEE
Steven Sordello (Chair)
Heather M. Fernandez
Enrique Salem
Michelle Zatlyn
The material in this report is being furnished and shall not be deemed “filed” with the SEC for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section, nor shall the material in this section be deemed to be “soliciting material” or incorporated by reference in any registration statement or other document filed with the SEC under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.

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60
Proposals To Be Voted On

Proposal 1 – Election of Directors	61

Proposal 2 – Ratification of Appointment of Independent Auditor	62

Proposal 3 – Advisory Vote to Approve Named Executive Officer Compensation	63

2024 Proxy Statement

Proposals To Be Voted On	61

Proposal 1 – Election of Directors

The Board has nominated directors Scott Belsky, Shona L. Brown, Michael Cannon-Brookes, Scott Farquhar, Heather M. Fernandez, Sasan Goodarzi, Jay Parikh, Enrique Salem, Steven Sordello, Richard P. Wong and Michelle Zatlyn to be elected to serve on the Board until the next annual meeting of stockholders and until their successors are duly elected and qualified. Each of the directors nominated by the Board has consented to serving as a nominee, being named in this Proxy Statement, and serving on the Board if elected.
It is intended that proxies will be voted, unless otherwise indicated, for the election of the nominees as directors to the Board to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified, subject to earlier death, resignation or removal. In the event that any of the director nominees should become unable to serve or otherwise will not serve as a director (a “Non-serving Director”), the Board may elect to designate a substitute nominee or reduce the size of the Board. If the Board designates a substitute nominee, it is intended that the proxies will be voted for the election of such other person. If the Board elects to reduce its size, any votes that are submitted with instruction to vote for all of the Board’s nominees will be voted only for the remaining director nominees and any votes submitted with instruction to vote for a Non-serving Director will be disregarded.
If a nominee does not receive more votes in favor than votes against their election, Delaware law provides that the director would continue to serve on the Board as a “holdover director.” However, in accordance with our Corporate Governance Guidelines, an incumbent director who fails to receive a majority of the voting power of Class A and Class B Common Stock cast in favor of their re-election in an uncontested election is expected to tender their resignation. The Nominating Committee will then promptly recommend to the Board whether to accept or refuse the director’s resignation, or whether other action should be taken. The Board will act on the recommendation of the Nominating Committee and will publicly disclose its decision within 90 days from the date of the certification of the election results.
For more information on the director nominees, please see the section entitled “Directors and Corporate Governance—Biographies” above.
Vote Required and the Atlassian Board Recommendation
Atlassian has implemented majority voting in uncontested elections of directors. Accordingly, each director must receive the affirmative vote of a majority of the voting power of shares of Class A Common Stock and Class B Common Stock present or represented by proxy at the Annual Meeting and voting either “for” or “against,” as a single class. Unless marked to the contrary, proxies received will be voted FOR the election of each of the director nominees.

THE ATLASSIAN BOARD RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE.

2024 Proxy Statement

62	Proposals To Be Voted On

Proposal 2 – Ratification of Appointment of Independent Auditor

The Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2025. The Board recommends that stockholders vote for ratification of such appointment. Stockholder ratification of the appointment of Ernst & Young LLP as Atlassian’s independent registered public accounting firm is not required by law or our Bylaws. However, we are seeking stockholder ratification as a matter of good corporate practice. In the event of a negative vote on such ratification, the Board will reconsider its selection. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our stockholders’ best interests.
We expect representatives of Ernst & Young LLP to attend the Annual Meeting virtually and be available to respond to appropriate questions. They will also have the opportunity to make a statement if they desire to do so.
Fees Paid to Auditors
The following table shows fees that we paid (or accrued) for professional services rendered by Ernst & Young LLP for fiscal years 2024 and 2023.

	2024	2023
	(in thousands)
Audit fees(1)	$6,056	$6,155
Audit-related fees(2)	530	180
Tax fees(3)	352	50
Other fees(4)	10	9
Total	$6,948	$6,394
(1)    Audit Fees consist of fees incurred for professional services rendered for the integrated audit of our annual consolidated financial statements, review of the quarterly consolidated financial statements and foreign statutory audits and services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements. Audit fees also include accounting consultations, research related to the integrated audit, and, for fiscal year 2023, services provided in relation to audit of IFRS to U.S. GAAP differences.
(2)Audit-related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” This primarily consists of fees for service organization control audits, comfort letter procedures in connection with a debt offering, and fees for due diligence related to an acquisition.
(3)Tax fees relate to assistance with tax compliance, tax planning, and various tax advisory services.
(4)Other fees are any additional amounts for products and services provided by the principal accountants.
Pre-Approval of Audit and Non-Audit Services
Our Audit Committee has adopted a pre-approval policy for the engagement of our independent accountant to perform certain audit and non-audit services. Pursuant to this policy, which is designed to assure that such engagements do not impair the independence of our auditors, the Audit Committee pre-approves annually all audit services, audit-related services, tax services and other services as described above, that may be performed by our independent accountants. All of the audit and non-audit services provided by our principal accountants have been pre-approved by our Audit Committee.
Vote Required and the Atlassian Board Recommendation
Approval of this proposal requires the affirmative vote of a majority of the voting power of Class A Common Stock and Class B Common Stock present or represented by proxy at the Annual Meeting and voting either “for” or “against,” as a single class. Unless marked to the contrary, proxies received will be voted FOR ratification of the appointment of Ernst & Young LLP.

THE ATLASSIAN BOARD RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

2024 Proxy Statement

Proposals To Be Voted On	63

Proposal 3 – Advisory Vote to Approve Named Executive Officer Compensation

In accordance with the requirements of Section 14A of the Exchange Act, we are asking our stockholders to cast an advisory vote to approve the compensation of our NEOs during fiscal year 2024 as disclosed in this Proxy Statement. This Proposal gives our stockholders the opportunity to express their views on the design and effectiveness of our executive compensation program.
We are guided by our mission of unleashing the potential of every team. As described in detail under the heading “Compensation Discussion and Analysis,” we view a talented executive team at the center of enabling the long-term success of Atlassian’s mission. Our current executive compensation programs and philosophy are designed to attract, motivate, and retain top executive talent within a highly competitive technology labor market. Under these programs, our CEO and former Co-CEO received a level of compensation that is substantially lower than CEOs at many peer companies due to their considerable pre-existing Atlassian equity holdings tying their compensation directly to the performance of our business and stock price. Further, we deliver the vast majority of our other NEOs’ compensation in the form of equity, which features a multi-year vesting period, and we prioritize ensuring these NEOs have a meaningful equity stake in Atlassian to further align their long-term wealth creation with that of our stockholders.
Please read the “Compensation Discussion and Analysis,” the executive compensation tables, and the narrative disclosures that accompany the executive compensation tables for additional details about our executive compensation program, including information about the fiscal year 2024 compensation of our NEOs.
We request stockholder approval of the fiscal year 2024 compensation of our NEOs as disclosed in this Proxy Statement pursuant to the SEC’s compensation disclosure rules. This vote is not intended to address any specific element of compensation, but rather the overall compensation of our NEOs and the compensation philosophy, policies and practices described in this Proxy Statement.
Accordingly, we ask that you vote FOR the following resolution:
“RESOLVED, that the stockholders of Atlassian approve, on an advisory basis, the compensation of our NEOs, as disclosed in Atlassian’s Proxy Statement for the 2024 Annual Meeting of Stockholders, pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Fiscal Year 2024 Summary Compensation Table and the other executive compensation tables and narrative disclosure within such Proxy Statement.”
Vote Required and the Atlassian Board Recommendation
Approval of this proposal requires the affirmative vote of a majority of the voting power of Class A Common Stock and Class B Common Stock present or represented by proxy at the Annual Meeting and voting either “for” or “against,” as a single class. Unless marked to the contrary, proxies received will be voted FOR the approval of the above resolution.
As an advisory vote, the outcome of the vote on this Proposal is not binding. However, our CLDC, which is responsible for designing and administering our executive compensation program, values the opinions expressed by our stockholders and will consider the outcome of this vote when making future executive compensation decisions.
We expect the next advisory vote to approve the compensation of our named executive officers to occur at the 2025 annual meeting of stockholders.

THE ATLASSIAN BOARD RECOMMENDS A VOTE FOR APPROVING ON AN ADVISORY BASIS THE COMPENSATION OF OUR NEOs.

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64
Stock Ownership Information
Security Ownership Table
The following table sets forth, as of September 30, 2024, except as indicated by footnotes below, certain information regarding beneficial ownership of our common stock by:
•all those known by us to be beneficial owners of more than five percent of the outstanding shares of our common stock;
•each of our directors and director nominees;
•each NEO; and
•all current directors and executive officers as a group.
This table is based on information provided to us or filed with the SEC by our directors and director nominees, executive officers and principal stockholders. Unless otherwise indicated in the footnotes below, and subject to community property laws where applicable, each of the named persons has sole voting and investment power with respect to the shares shown as beneficially owned.
Except as set forth below, the address of each stockholder listed in the following table is Atlassian Corporation, 350 Bush Street, 13th Floor, San Francisco, California 94104 USA. In accordance with SEC rules, applicable percentage ownership in the following table is based on 160,713,952 shares of Class A Common Stock and 99,995,049 shares of Class B Common Stock outstanding as of September 30, 2024. Class A Common Stock trades on the Nasdaq Global Select Market under the symbol “TEAM.” Class B Common Stock is not listed.
In accordance with SEC regulations, we also include (i) shares subject to options that are currently exercisable or will become exercisable within 60 days of September 30, 2024, and (ii) shares issuable upon settlement of RSUs that are vested but unreleased, or will become vested and settled within 60 days of September 30, 2024. Those shares are deemed to be outstanding and beneficially owned by the person holding such option or RSU for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

2024 Proxy Statement

Stock Ownership Information	65

	Shares Beneficially Owned
	Class A		Class B		% of Total Voting Power(1)
Name of Beneficial Owner	Shares	%	Shares	%
5% Stockholders:
The Vanguard Group(2)	15,969,500	9.94%	—	—	1.38%
T. Rowe Price Associates, Inc.(3)	10,247,336	6.38%	—	—	*
WCM Investment Management, LLC(4)	9,640,536	6.00%	—	—	*
BlackRock, Inc.(5)	8,959,538	5.57%	—	—	*
Baillie Gifford & Co(6)	8,807,619	5.48%	—	—	*

NEOs and Directors:
Michael Cannon-Brookes(7)	—	—	49,997,524	50.00%	43.08%
Scott Farquhar(8)	—	—	49,997,524	50.00%	43.08%
Anu Bharadwaj(9)	61,538	*	—	—	*
Joe Binz(10)	44,279	*	—	—	*
Rajeev Rajan(11)	48,483	*	—	—	*
Cameron Deatsch(12)	275	*	—	—	*
Shona L. Brown(13)	34,575	*	—	—	*
Scott Belsky	—	—	—	—	—
Heather M. Fernandez(14)	9,455	*	—	—	*
Jay Parikh(15)	23,355	*	—	—	*
Enrique Salem(16)	104,162	*	—	—	*
Steven Sordello(17)	48,589	*	—	—	*
Sasan Goodarzi(18)	14,689	*	—	—	*
Richard P. Wong(19)	122,473	*	—	—	*
Michelle Zatlyn(20)	2,762	*	—	—	*
All current executive officers and directors as a group (14 persons)(21)	514,360	*	99,995,048	100.00%	86.19%
*    Represents beneficial ownership of less than 1%
(1)Percentage of total voting power represents voting power with respect to all shares of our Class A Common Stock and Class B Common Stock as a single class. Holders of Class A Common Stock are entitled to one vote per share and holders of Class B Common Stock are entitled to ten votes per share.
(2)Based on information reported by The Vanguard Group (“Vanguard”) on a Schedule 13G/A filed with the SEC on July 10, 2024. Of the shares of Class A Common Stock beneficially owned, Vanguard reported that it has sole dispositive power with respect to 15,584,704 shares, shared dispositive power with respect to 384,796, sole voting power with respect to no shares and shared voting power with respect to 120,178 shares. Vanguard listed its address as 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.
(3)Based on information reported by T. Rowe Price Associates, Inc. (“T. Rowe Price”) on a Schedule 13G/A filed with the SEC on February 14, 2024. Of the shares of Class A Common Stock beneficially owned, T. Rowe Price reported that it has sole dispositive power with respect to 10,218,598 shares, shared dispositive power with respect to no shares, sole voting power with respect to 4,858,540 shares and shared voting power with respect to no shares. T. Rowe Price listed its address as 100 E. Pratt Street, Baltimore, Maryland 21202.
(4)Based on information reported by WCM Investment Management, LLC (“WCM”) on a Schedule 13G/A filed with the SEC on January 30, 2024. Of the shares of Class A Common Stock beneficially owned, WCM reported that it has sole dispositive power with respect to 9,640,536 shares, shared dispositive power with respect to no shares, sole voting power with respect to 9,640,536 shares and shared voting power with respect to no shares. WCM listed its address as 281 Brooks Street, Laguna Beach, California 92651.
(5)Based on information reported by BlackRock, Inc. (“BlackRock”) on a Schedule 13G/A filed with the SEC on January 29, 2024. Of the shares of Class A Common Stock beneficially owned, BlackRock reported that it has sole dispositive power with respect to 8,959,538 shares, shared dispositive power with respect to no shares, sole voting power with respect to 7,934,326 shares and shared voting power with respect to no shares. BlackRock listed its address as 50 Hudson Yards, New York, New York 10001.
(6)Based on information reported by Baillie Gifford & Co (“Baillie”) on a Schedule 13G filed with the SEC on January 30, 2024. Of the shares of Class A Common Stock beneficially owned, Baillie reported that it has sole dispositive power with respect to 8,807,619 shares, shared dispositive power with respect to no shares, sole voting power with respect to 4,854,324 shares and shared voting power with respect to no shares. Baillie listed its address as Calton Square, 1 Greenside Row, Edinburgh EH1 3AN, Scotland, United Kingdom.

2024 Proxy Statement

66	Stock Ownership Information
(7)Consists of 49,997,524 shares of Class B Common Stock held of record by CBC Co Pty Limited as trustee for the Cannon-Brookes Head Trust. Mr. Cannon-Brookes has adopted a Rule 10b5-1 Plan, in accordance with Atlassian policies and the guidelines specified under Rule 10b5-1 of the Exchange Act, to allow him to sell portions of these shares over time as a part of his long-term strategy for individual asset diversification and liquidity. His current Rule 10b5-1 Plan was adopted in February 2024 and, under its terms, Mr. Cannon-Brooks intends to sell up to 1,994,948 shares of Class B Common Stock (with such shares converting into Class A Common Stock prior to sale). The sales will be spread out until the plan expires in June 2025, in order to reduce market impact on any given day. The percentage of shares sold pursuant to Mr. Cannon-Brookes’ current Rule 10b5-1 Plans is consistent with the percentage of Mr. Cannon-Brookes’ holdings sold in previous trading plans he has adopted each year since our initial public offering in December 2015. All sales of shares under these plans are subject to volume limitations, pursuant to Rule 144, which limits the amount of shares that can be sold in any three-month period.
(8)Consists of 49,997,524 shares of Class B Common Stock held of record by Skip Enterprises Pty Limited as trustee for the Farquhar Family Trust. Mr. Farquhar has adopted a Rule 10b5-1 Plan, in accordance with Atlassian policies and the guidelines specified under Rule 10b5-1 of the Exchange Act, to allow him to sell portions of these shares over time as a part of his long-term strategy for individual asset diversification and liquidity. His current Rule 10b5-1 Plan was adopted in February 2024 and, under its terms, Mr. Farquhar intends to sell up to 1,994,948 shares of Class B Common Stock (with such shares converting into Class A Common Stock prior to sale). The sales will be spread out until the plan expires in June 2025, in order to reduce market impact on any given day. The percentage of shares sold pursuant to Mr. Farquhar’s current Rule 10b5-1 Plan is consistent with the percentage of Mr. Farquhar’s holdings sold in previous trading plans he has adopted each year since our initial public offering in December 2015. All sales of shares under these plans are subject to volume limitations, pursuant to Rule 144, which limits the amount of shares that can be sold in any three-month period.
(9)Consists of (i) 43,437 shares of Class A Common Stock held of record by Ms. Bharadwaj and (ii) 18,101 RSUs that vest within 60 days of September 30, 2024.
(10)Consists of (i) 32,554 shares of Class A Common Stock held of record by Mr. Binz, including 5,000 shares of Class A Common Stock of which Mr. Binz has shared voting and dispositive power, and (ii) 11,725 RSUs that vest within 60 days of September 30, 2024.
(11)Consists of (i) 32,342 shares of Class A Common Stock held of record by Mr. Rajan and (ii) 16,141 RSUs that vest within 60 days of September 30, 2024.
(12)Consists of 275 shares of Class A Common Stock held of record by Mr. Deatsch.
(13)Consists of 34,575 shares of Class A Common Stock held of record by Dr. Brown.
(14)Consists of 9,455 shares of Class A Common Stock held of record by Ms. Fernandez.
(15)Consists of 23,355 shares of Class A Common Stock held of record by Mr. Parikh.
(16)Consists of 104,162 shares of Class A Common Stock held of record by Mr. Salem.
(17)Consists of 48,589 shares of Class A Common Stock held of record by Mr. Sordello.
(18)Consists of 14,689 shares of Class A Common Stock held of record by Mr. Goodarzi.
(19)Consists of 122,473 shares of Class A Common Stock held of record by Mr. Wong.
(20)Consists of 2,762 shares of Class A Common Stock held of record by Ms. Zatlyn.
(21)Consists of (i) 468,393 shares of Class A Common Stock, (ii) 99,995,048 shares of Class B Common Stock, and (iii) 45,967 RSUs that vest within 60 days of September 30, 2024.
Entities affiliated with our Co-Founders, Mr. Cannon-Brookes and Mr. Farquhar, hold the majority of the outstanding shares of our Class B Common Stock. We are not aware of any arrangement that may, at a subsequent date, result in a change of control of Atlassian.

2024 Proxy Statement

Stock Ownership Information	67
Equity Compensation Plan Information
The following table provides information as of June 30, 2024 with respect the shares of our Class A Common Stock that may be issued under our existing equity compensation plans. No shares of our Class B Common Stock are issuable under any of our equity compensation plans.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants, and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights (b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity Compensation Plans Approved by Security Holders(1)	12,703,687	0.6600(2)	36,125,646(3)
Total	12,703,687	0.6600	36,125,646
(1)Includes the following plans: our Amended and Restated 2015 Share Incentive Plan (the “2015 Plan”), and our Amended and Restated 2015 Employee Share Purchase Plan (“ESPP”).
(2)Excludes shares issuable upon vesting of outstanding RSUs as of June 30, 2024, since such shares have no exercise price.
(3)As of June 30, 2024, a total of 30,425,646 shares of our Class A Common Stock were reserved for issuance pursuant to the 2015 Plan. This number excludes the 7,977,206 shares that were added to the 2015 Plan as a result of the automatic annual increase on July 1, 2024. The 2015 Plan provides that the number of shares reserved and available for issuance under the 2015 Plan will automatically increase each July 1, beginning on July 1, 2016, by 5% of the outstanding number of shares of our Class A Common Stock on the immediately preceding June 30th or such lesser number of shares as determined by our CLDC. This number will be subject to adjustment in the event of a stock split, stock dividend or other change in our capitalization. The shares of Class A Common Stock underlying any awards that are forfeited, canceled, held back upon exercise or settlement of an award to satisfy the exercise price or tax withholding, reacquired by us prior to vesting, satisfied without the issuance of stock, expire or are otherwise terminated, other than by exercise, under the 2015 Plan will be added back to the Class A Common Stock available for issuance under the 2015 Plan. As of June 30, 2024, a total of 5,700,000 of our shares of Class A Common Stock were available for future issuance pursuant to the ESPP. We may, but have not yet elected to, implement the ESPP. The ESPP provides that the number of shares reserved and available for issuance under the ESPP will automatically increase each July 1, beginning on July 1, 2016, by the lesser of 2,850,000 shares of our Class A Common Stock, 1% of the outstanding number of shares of our Class A Common Stock on the immediately preceding June 30th, or a number of shares of our Class A Common Stock as determined by our CLDC. This number will be subject to adjustment in the event of a stock split, stock dividend or other change in our capitalization.

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68
Information About the Meeting, Voting and Procedural Matters
General
The Board is soliciting your vote with this Proxy Statement and proxy card for the Annual Meeting, to be held on Wednesday, December 11, 2024 at 2:00 p.m. Pacific Time and for any adjournment or postponement of the Annual Meeting. The Annual Meeting will be a virtual meeting held exclusively via live audio webcast at www.virtualshareholdermeeting.com/TEAM2024. Our Annual Report for the fiscal year ended June 30, 2024, including our financial statements for fiscal year 2024, is also enclosed or available online at the same website as this Proxy Statement. These proxy materials are first being made available to stockholders on October 23, 2024.
Stockholders Entitled to Vote; Record Date
As of the close of business on October 14, 2024, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were 161,565,758 outstanding shares of Class A Common Stock and 98,977,705 outstanding shares of Class B Common Stock of Atlassian, all of which are entitled to vote with respect to all matters to be acted upon at the Annual Meeting. Each share of Class A Common Stock is entitled to one vote and each share of Class B Common Stock is entitled to ten votes on all matters to be voted on at the Annual Meeting, voting together as a single class. All valid proxies received before the Annual Meeting will be voted according to the instructions thereon.
Quorum; Abstentions; Broker Non-Votes
Atlassian’s Bylaws provide that the holders of a majority in voting power of the stock of Atlassian issued and outstanding and entitled to vote, present in person, or by remote communication, if applicable, or represented by proxy, constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted as “present” in determining whether a quorum is present at the Annual Meeting. If a quorum is not present, we may propose to adjourn and reconvene the Annual Meeting at a later date.
If you hold your Atlassian Class A Common Stock through a brokerage firm, bank, trust or other similar organization, the broker or organization may be prevented from voting, or may otherwise choose not to vote, shares held in your brokerage account if you have not given the broker or organization voting instructions with respect to your shares (resulting in what is referred to as a “broker non-vote”). The question of whether the broker or organization will be able to vote your shares will be determined by whether a proposal is deemed “routine” or “non-routine” based on NYSE rules that regulate member brokerage firms. We expect that Proposals 1 and 3 will be considered “non-routine” and Proposal 2 will be considered “routine.” Accordingly, the broker or organization would not be able to vote your shares on Proposal 1 or 3, but would be able to do so on Proposal 2. We encourage you to vote your shares to ensure that they are represented on all matters presented at the Annual Meeting.

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Information About the Meeting, Voting and Procedural Matters	69
For each of the proposals, the applicable voting standard, Board recommendation, and treatment of abstentions and broker non-votes, if any, are as follows:

Voting Item	Voting Options	Board Recommendation	Voting Standard	Effect of Abstentions	Effect of Broker Non-Votes, If Any
1.Election of Directors	For, against, or abstain on each nominee	FOR each nominee	Majority of the voting power of Class A and Class B Common Stock cast, for each nominee	No effect	No effect
2.Ratification of Appointment of Ernst & Young LLP	For, against, or abstain	FOR	Majority of the voting power of Class A and Class B Common Stock cast	No effect	No effect
3.Advisory Vote to Approve Named Executive Officer Compensation	For, against, or abstain	FOR	Majority of the voting power of Class A and Class B Common Stock cast	No effect	No effect
Voting; Revocability of Proxies
Voting of proxies; Discretionary voting. Stockholders may vote over the internet, by telephone, by mail, or online when attending the virtual meeting, as described in “About the Annual Meeting” above. All shares entitled to vote and represented by properly executed proxy cards received prior to the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxy cards. The telephone and internet voting procedures are designed to authenticate the stockholder’s identity, to allow stockholders to vote their shares and to confirm that their voting instructions have been properly recorded. If you vote by telephone or over the internet, you do not need to complete and mail your proxy card. If you do not provide specific voting instructions on a properly executed proxy card or when voting over the phone or internet, your shares will be voted as recommended by the Board.
We are not aware of any matters to be presented at the Annual Meeting other than those described in this Proxy Statement. If any other matters are properly presented for consideration at the Annual Meeting, the persons named in the proxy card and acting thereunder will have discretion to vote on those matters in accordance with their best judgment.
Effect of not casting your vote. If you hold your shares in street name, it is critical that you cast your vote if you want it to count in the voting for each of the proposals, because your bank or broker may not have discretion or may otherwise choose not to vote any uninstructed shares. Without voting instructions regarding Proposals 1 or 3, we expect that your nominee will not have the authority to vote on those matters, resulting in a so-called “broker non-vote.” Whether the broker, bank, or other nominee that holds your shares has discretionary authority to vote on a proposal without receiving your voting instructions is subject to stock exchange rules and final determination by the stock exchange.
If you are a stockholder of record, it is also critical that you cast your vote. If you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the Annual Meeting.
Revocability of proxy. You may revoke or change your proxy by:
•entering a new vote by telephone or over the internet;
•filing with Atlassian’s Corporate Secretary, at or before the taking of the vote at the Annual Meeting, a written notice of revocation or a duly executed proxy card, in either case dated later than the prior proxy card relating to the same shares; or
•attending and voting online at the virtual Annual Meeting (although attendance at the virtual Annual Meeting will not in and of itself revoke a proxy).
Any written notice of revocation or subsequent proxy card must be received by Atlassian’s Corporate Secretary prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be sent to Atlassian’s principal executive offices at Atlassian Corporation, 350 Bush Street, 13th Floor, San Francisco, California 94104 USA, Attention: Corporate Secretary.
If a broker, bank or other nominee holds your shares, you must contact them in order to find out how to revoke or change your vote.

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70	Information About the Meeting, Voting and Procedural Matters
Expenses of Solicitation
Atlassian will bear the entire cost of solicitation. In addition, Atlassian may arrange with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the stock held of record by such persons, and Atlassian will reimburse them for their reasonable out-of-pocket expenses. Atlassian may use the services of Atlassian’s directors, officers, employees and others to solicit proxies, personally or by telephone, without additional compensation.
Procedure for Introducing Business or Director Nominations at Our 2025 Annual Meeting of Stockholders
Stockholder proposals and director nominees to be presented at the annual meeting of stockholders. Stockholders of record may introduce business or nominate directors for election at an annual meeting of stockholders, provided that the stockholder satisfies the advance notice requirements set forth in Atlassian’s Bylaws Among other things, the advance notice provisions require stockholders to give timely notice of business they propose to introduce and of any director nomination they propose to make in proper written form to Atlassian’s Corporate Secretary at Atlassian Corporation, 350 Bush Street, 13th Floor, San Francisco, California 94104 USA, Attention: Corporate Secretary. Any notice of director nomination submitted to Atlassian must include the additional information required by Rule 14a-19(b) under the Exchange Act.
To be timely for our 2025 annual meeting of stockholders, such notice must be received no earlier than the close of business (5:00 p.m. Pacific Time) August 13, 2025 and no later than the close of business (5:00 p.m. Pacific Time) on September 12, 2025. However, if the date of the 2025 annual meeting of stockholders is advanced by more than 30 days prior to, or delayed by more than 60 days after, the one-year anniversary of the date of the 2024 Annual Meeting, then notice must be received no later than the close of business (5:00 p.m. Pacific Time) on the later of the 90th day prior to the 2025 annual meeting of stockholders or the 10th day following the day on which public announcement of the date of the 2025 annual meeting of stockholders is first made.
In addition to satisfying the deadlines in these advance notice provisions of Atlassian’s Bylaws, a stockholder who intends to solicit proxies in support of nominees submitted under these advance notice provisions must provide the notice required under Rule 14a-19 under the Exchange Act to Atlassian’s Corporate Secretary no later than October 12, 2025.
If a stockholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act, we may exercise discretionary voting authority under proxies that we solicit to vote in accordance with our best judgment on any business presented by a stockholder at our 2025 annual meeting of stockholders.
Stockholder proposals to be included in the proxy statement (Rule 14a-8 proposals). Any stockholder proposal submitted for inclusion in Atlassian’s proxy statement for the 2025 annual meeting of stockholders pursuant to Rule 14a-8 of the Exchange Act should be addressed to Atlassian’s Corporate Secretary at the address set forth above and must be received at our principal executive offices not later than the close of business (5:00 p.m. Pacific Time) on June 25, 2025. In the event the date of the annual meeting of stockholders is moved by more than 30 days from the one-year anniversary of the date of the 2024 Annual Meeting, then notice must be received within a reasonable time before Atlassian begins to make its proxy materials available.
The requirements for providing advance notice of business or nominations as summarized above are qualified in their entirety by our Bylaws, Rule 14a-19 (as applicable) and, in the case of stockholder proposals submitted for inclusion in our proxy statement, Rule 14a-8, which we recommend that you read in order to comply with the applicable requirements. Failure to timely deliver the requisite notice or satisfy the requirements in our Bylaws, Rule 14a-19 or Rule 14a-8, as applicable, may result in a proposal or nomination not being presented at our annual meeting of stockholders. You may contact Atlassian’s Corporate Secretary at our principal executive offices for a copy of our current Bylaws, including the relevant provisions regarding the requirements for making stockholder proposals and nominating director candidates, or you may refer to the copy of our Bylaws most recently filed with the SEC and available at www.sec.gov.

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Information About the Meeting, Voting and Procedural Matters	71
Delivery of Proxy Materials
To receive current and future proxy materials in either paper or electronic form, please contact Investor Relations at (415) 701-1110 or IR@atlassian.com. In addition, we will provide, free of charge, a copy of our Annual Report on Form 10-K for the fiscal year ended June 30, 2024 upon the written request of any stockholder to Investor Relations at the address set forth below.
The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for Internet Notices and proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders, unless Atlassian has received contrary instructions from one or more of the stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. Atlassian and some brokers household proxy materials and Internet Notices. If your proxy statement or Internet Notice is being householded and you would like to receive separate copies, or if you are receiving multiple copies and would like to receive a single copy, please contact Investor Relations at (415) 701-1110 or IR@atlassian.com, or write to Atlassian Corporation, 350 Bush Street, 13th Floor, San Francisco, California 94104 USA, Attention: Investor Relations.

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72
Appendix A – Non-GAAP Financial Measures and Key Business Metrics
Non-GAAP Financial Measures
In addition to financial information presented in accordance with GAAP, we regularly review other measures, that are not presented in accordance with GAAP, defined as non-GAAP financial measures by the SEC, to evaluate our business, measure our performance, identify trends, prepare financial forecasts, and make strategic decisions. These measures, including Free Cash Flow, may be different from similarly titled non-GAAP measures used by other companies. We understand that although non-GAAP financial measures are frequently used by investors and the analyst community in their evaluation of our financial performance, these measures have limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP.
Free Cash Flow
Free cash flow is a non-GAAP financial measure that we calculate as net cash provided by operating activities less net cash used in investing activities for capital expenditures. Management considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by our business that can be used to fund our commitments, repay our debt, and for strategic opportunities, such as reinvesting in our business, making strategic acquisitions, and strengthening our financial position. Free cash flow is not a measure calculated in accordance with GAAP and should not be considered in isolation from, or as a substitute for financial information prepared in accordance with GAAP, such as GAAP net cash provided by operating activities. In addition, free cash flow may not be comparable to similarly titled metrics of other companies due to differences among methods of calculation.
The following table presents a reconciliation of net cash provided by operating activities to free cash flow for the fiscal year ended June 30, 2024 (in thousands):

GAAP net cash provided by operating activities	$1,448,159
Less: Capital expenditures	(32,577)
Free cash flow	$1,415,582
Key Business Metrics
We review a number of financial and operational metrics, including “Customers with >$10,000 in Cloud ARR,” to evaluate our business, measure our performance, formulate business plans, and make strategic decisions. These metrics are not based on any standardized industry methodology and are not necessarily calculated in the same manner or comparable to similarly titled measures presented by other companies.
Customers with >$10,000 in Cloud ARR
We define the number of customers with Cloud ARR greater than $10,000 at the end of any particular period as the number of organizations with unique domains with an active Cloud subscription for two or more seats and greater than $10,000 in Cloud ARR.
We define Cloud ARR as the annualized recurring revenue run-rate of Cloud subscription agreements at a point in time. We calculate Cloud ARR by taking the Cloud monthly recurring revenue (“Cloud MRR”) run-rate and multiplying it by 12. Cloud MRR for each month is calculated by aggregating monthly recurring revenue from committed contractual amounts at a point in time. Cloud ARR and Cloud MRR should be viewed independently of revenue and do not represent our revenue under GAAP, as they are operational metrics that can be affected by contract start and end dates and renewal rates.

2024 Proxy Statement

www.atlassian.com

ATLASSIAN

ATLASSIAN CORPORATION
350 BUSH STREET
13TH FLOOR
SAN FRANCISCO, CA 94104
ATTN: INVESTOR RELATIONS

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on December 10, 2024 for stockholders who hold their shares in their own name. Vote by 11:59 P.M. ET on December 6, 2024 for beneficial owners of shares held by Computershare DR Nominees Limited as custodian for Computershare Trustees (Jersey) Limited. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/TEAM2024**
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. Beneficial owners of shares held by Computershare DR Nominees Limited as custodian for Computershare Trustees (Jersey) Limited may not vote directly during the meeting in relation to such shares.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. ET on December 10, 2024 for stockholders who hold their shares in their own name. Vote by 11:59 P.M. ET on December 6, 2024 for beneficial owners of shares held by Computershare DR Nominees Limited as custodian for Computershare Trustees (Jersey) Limited. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V58394-P18670

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ATLASSIAN CORPORATION

The Board of Directors recommends you vote FOR each of the following nominees to serve until the 2025 Annual Meeting of Stockholders:

1. Election of Directors

Nominees:	For	Against	Abstain
1a. Scott Belsky	☐	☐	☐
1b. Shona L. Brown	☐	☐	☐
1c. Michael Cannon-Brookes	☐	☐	☐
1d. Scott Farquhar	☐	☐	☐
1e. Heather M. Fernandez	☐	☐	☐
1f. Sasan Goodarzi	☐	☐	☐
1g. Jay Parikh	☐	☐	☐
1h. Enrique Salem	☐	☐	☐
1i. Steven Sordello	☐	☐	☐
1j. Richard P. Wong	☐	☐	☐
1k. Michelle Zatlyn	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.	For	Against	Abstain
2. Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2025.	☐	☐	☐
3. An advisory vote to approve the compensation of our named executive officers for the fiscal year ended June 30, 2024.	☐	☐	☐

NOTE: In their discretion, the proxyholders are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V58395-P18670

ATLASSIAN CORPORATION
Annual Meeting of Stockholders
December 11, 2024 2:00 PM Pacific Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoints Erika Fisher, Stan Shepard, and Grant Reid, or any of them, as proxies, each with the power to appoint his/her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of ATLASSIAN CORPORATION that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 2:00 PM Pacific Time on December 11, 2024, at the Virtual Meeting at: www.virtualshareholdermeeting.com/TEAM2024, and any adjournment or postponement thereof. In the event that any of the nominees named on the reverse side of this form are unavailable for election or unable to serve, the shares represented by this proxy may be voted for a substitute nominee selected by the Board of Directors.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

SPECIAL INFORMATION FOR BENEFICIAL OWNERS OF ATLASSIAN CORPORATION SHARES HELD IN THE COMPUTERSHARE DEPOSITARY: *Beneficial owners of shares held by Computershare DR Nominees Limited as custodian for Computershare Trustees (Jersey) Limited (the "Computershare Depositary") hereby instruct the Computershare Depositary to procure that the relevant shares are voted in accordance with the instructions indicated on the reverse side of this card, and in accordance with the judgement of the Computershare Depositary upon other business as may properly come before the Annual Meeting of Stockholders and any adjournment or postponement thereof. You may not vote directly at the Annual Meeting of Stockholders in relation to your beneficial ownership of these shares; the Computershare Depositary shall instead procure that the relevant shares are voted. The Computershare Depositary must receive your proxy instructions no later than 11:59 p.m. (Eastern Time) on December 6, 2024. If no such instructions are received by this time, the Computershare Depositary will take no action in respect of the relevant shares. Please note that Broadridge has been appointed as agent to tally the vote and provide the tabulated instructions to the Computershare Depositary prior to the Annual Meeting of Stockholders.*

Continued and to be signed on reverse side